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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ACCO BRANDS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PRELIMINARY COPY — PROXY MATERIALS SUBJECT TO REVIEW

ACCO Brands Corporation
300 Tower Parkway
Lincolnshire, Illinois 60069

March 31, 2008

Dear Stockholder:

The ACCO Brands Corporation 2008 Annual Meeting of Stockholders will be held at 10:30 a.m. (Central time) on Tuesday, May 13, 2008, at the Arboretum Golf Club, 401 W. Half Day Road, Buffalo Grove, Illinois. A map with directions to the Arboretum Golf Club can be found following this letter. The sole purpose of the meeting is to consider the matters described in the following Notice of Annual Meeting and Proxy Statement.

It is important that your shares are represented at the meeting, whether or not you personally plan to attend. You can submit your proxy by using a toll-free telephone number, by mail or via the Internet, or you can vote in person at the meeting. Instructions for using these services are provided on the accompanying proxy form. Please note that, if you have previously elected to receive stockholder communications and submit voting instructions via the Internet, you will not receive a proxy card in the mail. If you decide to vote your shares using the accompanying proxy form, we urge you to complete, sign, date, and return it promptly.

Sincerely,

David D. Campbell
Chairman of the Board
and Chief Executive Officer

Parking Facility and Driving Directions

Meeting Location Address

Arboretum Golf Club
401 W. Half Day Road,
Buffalo Grove, Illinois
Tel: (847) 913 9112
Fax: (847) 913 1344
www.arboretumclub.com

Parking

Self-parking is available
at no charge in the
outside, uncovered lot
(no valet parking)

Directions from Downtown Chicago to Club:

Take I-90/94 North toward Milwaukee
Exit right onto IL 22/Half Day Road
Go west on Half Day Road past Rt. 21 (Milwaukee Ave.)
Club is on south side of Half Day Road approx. 1/2 mile past RR tracks

Directions from North to Club:

Take either I-94 or I-294 South toward Chicago/Indiana
Exit right IL 22/Half Day Road
Go west on Half Day Road
Club is on south side of Half Day Road approx. 1/2 mile past RR tracks

Directions from Western Suburbs to Club:

Take IL Rt. 53 North
Exit Lake Cook Road East to IL Rt. 83
Turn left on IL Rt. 83 to IL 22/Half Day Road
Turn right (East) on IL 22/Half Day Road
Club is just past Buffalo Grove Road

Directions from South to Club:

Take I-294 North toward Wisconsin
Exit right IL 22/Half Day Road
Go west on Half Day Road
Club is on south side of Half Day Road approx. 1/2 mile past RR tracks

PRELIMINARY COPY — PROXY MATERIALS SUBJECT TO REVIEW

VOTING AND PROXIES
ELECTION OF DIRECTORS (Proxy Item 1)
EXECUTIVE OFFICERS OF ACCO BRANDS CORPORATION
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year End
Nonqualified Deferred Compensation
Potential Payments Upon Termination or a Change-in-Control
2007 DIRECTOR COMPENSATION
AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS
AMENDMENT TO THE AMENDED AND RESTATED ACCO BRANDS CORPORATION 2005 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN
Grants of Awards Under the Plan
Equity Compensation Plan Information
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
TRANSACTIONS WITH RELATED PERSONS
CERTAIN INFORMATION REGARDING SECURITY HOLDINGS
SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS
MISCELLANEOUS

ACCO Brands Corporation
300 Tower Parkway
Lincolnshire, Illinois 60069

NOTICE OF 2008 ANNUAL MEETING
AND PROXY STATEMENT

The Annual Meeting of Stockholders of ACCO Brands Corporation (“ACCO Brands” or the “Company”) will be held at the Arboretum Golf Club, 401 W. Half Day Road, Buffalo Grove, Illinois, at 10:30 a.m. (Central time) on Tuesday, May 13, 2008, to consider and vote upon the following matters:

Item 1:	The election of three directors for a term expiring at the 2011 Annual Meeting (or at the 2009 Annual Meeting if the amendment referred to in Item 2 below is approved);

Item 2:	The approval of an amendment to our Restated Certificate of Incorporation to progressively eliminate the classification of our Board of Directors beginning at the 2008 Annual Meeting such that, at each annual meeting after the 2009 Annual Meeting, all seats on our Board of Directors would be up for election and all nominees elected for one-year terms;

Item 3:	The approval of an amendment to our Amended and Restated 2005 Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan by 2,125,000 shares and to effect certain other minor amendments as described in this Proxy Statement;

Item 4:	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008; and

Item 5:  To transact such other business as may properly come before the meeting.

If you hold common stock at the close of business on March 17, 2008, you will be entitled to vote at the Annual Meeting. Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by telephone, (2) through the Internet, or (3) by mail. For specific instructions, please refer to the accompanying proxy card. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

This year we are taking advantage of new Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to stockholders via the Internet. We sent Notices of Internet Availability of Proxy Materials to holders of our common stock as of the record date on or about March 31, 2008. The Notice describes how you can access our proxy materials, including this Proxy Statement, beginning on March 31, 2008.

We also are soliciting voting instructions from participants in the ACCO Brands Corporation 401(k) plans who have invested in the ACCO Brands Stock Fund of their respective plan or hold our common stock in a plan retirement account. We ask each plan participant to sign, date and return the accompanying voting instruction card, or provide voting instructions by telephone or through the Internet as described on the voting instruction card.

By order of the Board of Directors

Steven Rubin
Senior Vice President, General Counsel
and Secretary

This Proxy Statement and accompanying proxy are first being made available or distributed to our stockholders on or about March 31, 2008.

VOTING AND PROXIES

Why is ACCO Brands distributing this Proxy Statement?

Our Board of Directors is soliciting proxies for use at our 2008 Annual Meeting of Stockholders to be held on Tuesday, May 13, 2008, beginning at 10:30 a.m. (Central time), at the Arboretum Golf Club, 401 W. Half Day Road, Buffalo Grove, Illinois. In order to solicit your proxy, we must furnish you with this Proxy Statement, which contains information that we are required to provide you by law.

What is the purpose of the annual meeting?

The purpose of the Annual Meeting is for stockholders to act upon the matters outlined in the Notice of 2008 Annual Meeting and described in this Proxy Statement, including: (1) the election of three directors, (2) an amendment to our Restated Certificate of Incorporation to progressively eliminate the classification of our Board of Directors, (3) an amendment to our Amended and Restated 2005 Incentive Plan to increase the number of shares authorized for issuance under the Plan and effect certain other minor amendments as described in this Proxy Statement, (4) the ratification of the appointment of our independent auditors, and (5) such other business as may properly come before the meeting. In addition, management will respond to questions from stockholders.

Why did I receive a notice in the mail regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Pursuant to new rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials via the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice provides stockholders with instructions on how to access and review this Proxy Statement and our annual report online, as well as vote online. We, like an increasing number of public companies, have determined that providing proxy materials electronically will significantly reduce printing and mailing costs associated with the distribution of printed copies of our proxy materials to our stockholders.

Stockholders who receive a Notice will not receive a printed copy of the proxy materials by mail unless you request one. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found within the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Who is entitled to vote?

Only stockholders who own ACCO Brands common stock of record at the close of business on March 17, 2008 are entitled to vote. Each holder of common stock is entitled to one vote per share. There were 54,162,391 shares of common stock outstanding on March 17, 2008.

What is the difference between being a record holder and holding shares in street name?

A record holder holds shares in his or her own name. Shares held in “street name” means shares that are held in the name of a bank, broker or other nominee on a person’s behalf.

How do I vote?

Record holders can vote by filling out the accompanying proxy card and returning it in the postage paid return envelope. You can also vote by telephone or the Internet by following the instructions printed on the proxy card or the Notice. If you hold shares in street name, you must vote by giving instructions to your broker or nominee. You should follow the voting instructions that you receive from them. The availability of telephone and Internet voting will depend on the bank’s or broker’s voting process. You may also vote in person at the meeting.

Your broker or nominee is not permitted to exercise voting discretion as to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares will not be voted as to Items 2 and 3 and will be counted as votes against these proposals. Therefore, please give voting instructions to your broker on all four voting items.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented other than the election of directors and Items 2, 3, and 4. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretionary authority to vote in their best judgment.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your form of proxy or when you cast your proxy by telephone or the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote FOR:

•	the election of each director nominee;

•	the amendment to our Restated Certificate of Incorporation to progressively eliminate the classification of our Board of Directors beginning with the 2008 Annual Meeting such that, at each annual meeting after the 2009 Annual Meeting, all seats on our Board of Directors would be up for election and all nominees would be elected for one-year terms;

•	the amendment to our Amended and Restated 2005 Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008.

Can I go to the annual meeting if I vote by proxy?

Yes. Attending the meeting does not revoke your proxy unless you vote in person at the meeting.

How can I revoke my proxy?

You may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later-dated proxy, which automatically revokes your earlier proxy, either by mail or, if one of those methods was used for your initial proxy submission, by telephone or the Internet. If shares are held in a stock brokerage account or by a bank or other broker nominee, then you are not the record holder of your shares, and while you are welcome to attend the Annual Meeting you would not be permitted to vote unless you obtained a signed proxy from your broker nominee (who is the holder of record).

Will my vote be public?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are only available to the independent Inspectors of Election and certain employees who must acknowledge their responsibility to keep your votes secret.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. If less than a majority of the outstanding shares of common stock are represented at the meeting, a majority of the shares so represented may adjourn the meeting to another date, time or place.

How many votes are needed to approve an item?

Item 1 — Election of Directors.  Directors are elected by a plurality of the votes cast for the election of directors at the meeting. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

Item 2 — Amendment to the Restated Certificate of Incorporation.  The affirmative vote of the holders of at least 80% of our outstanding shares of common stock is required to approve the amendment to our Restated Certificate of Incorporation to eliminate the classification of our Board of Directors. Broker non-votes (i.e., shares held in street name whose owners have not given specific voting instructions) and proxies marked as abstentions on these matters will not be voted and will have the effect as a vote against this proposal.

Item 3 — Amendment to the Amended and Restated 2005 Incentive Plan.  The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is necessary for approval of the amendment to the Plan; provided that the votes cast (whether for or against the proposal) represent at least a majority of the shares entitled to vote on the proposal. Proxies marked as abstentions will not be voted and will have the effect as a vote against this proposal and broker non-votes will not be included in the calculation of the number of votes cast.

Item 4 — Ratification of the Appointment of PricewaterhouseCoopers LLP.  The affirmative vote of a majority in voting power of the shares of common stock represented in person or by proxy at the meeting is necessary for approval of Item 4. Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote.

What if I am a participant in ACCO Brands retirement plans?

We also are making this Proxy Statement available to and seeking voting instructions from participants in the ACCO Brands 401(k) plans who invest in the ACCO Brands Stock Fund or hold shares of our common stock under such plans. The trustees of the plans, as record holders of ACCO Brands common stock held in the plans, will vote whole shares attributable to you or your interest in the ACCO Brands Stock Fund in accordance with your directions given on your voting instruction card, by telephone or the Internet. If you hold shares of our common stock or invest in the ACCO Brands Stock Fund under the plans, please complete, sign and return your voting instruction card, or provide voting instructions by telephone or through the Internet as described on the voting instruction card, by May 8, 2008. The voting instruction card will serve as instructions to the plan trustees to vote the whole shares attributable to your interest in the manner you indicate on the card.

ELECTION OF DIRECTORS
(Proxy Item 1)

Our Board of Directors currently consists of ten members and is divided into three classes, having three-year terms that expire in successive years. The term of office of directors in Class III expires at the 2008 Annual Meeting. The Board of Directors proposes that the three nominees described below, each of whom currently serves as a Class III director, be re-elected as Class III directors for a new term of three years and until their successors are duly elected and qualified. However, if our stockholders approve the proposal described in Item 2 of this Proxy Statement, then the term of each nominee elected as a Class III director will be for a term of one year and will end at the 2009 annual meeting of stockholders and until his respective successor is duly elected and qualified. Proxies cannot be voted for more than the number of nominees proposed for re-election.

Nominees.  The names of the Class III director nominees, along with biographical and other information, their ages and the year first elected as a director, are set forth below. Each of the nominees has consented to serve a three-year term, or a one-year term if the proposal to eliminate the classification of the Board of Directors is approved. If any of them should become unavailable to serve as a director (which is not currently expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

	Present positions and offices with ACCO
	Brands, principal occupations during the past		Director of ACCO
Name	five years and other directorships	Age	Brands since

NOMINEES FOR DIRECTORS — CLASS III DIRECTORS TERM EXPIRING 2011 (2009 IF BOARD DECLASSIFICATION PROPOSAL IS APPROVED)
Norman H. Wesley	Chairman of the Board of Fortune Brands, Inc. since January, 2008; Chairman of the Board and Chief Executive Officer of Fortune Brands from December, 1999 until January, 2008. Mr. Wesley currently serves as a director of R.R. Donnelley & Sons Company, Fortune Brands, Inc., and Pactiv Corporation.	58	August, 2005
Robert J. Keller	President and Chief Executive Officer of APAC Customer Services, Inc. from March, 2004 until February, 2008. Mr. Keller served in various capacities at Office Depot, Inc. from February, 1998 through September, 2003, most recently as President, Business Services Group.	54	August, 2005
Robert H. Jenkins	Mr. Jenkins is retired. He served as Chairman, President and Chief Executive Officer of Sundstrand Corporation from 1997 to 1999 and as President and Chief Executive Officer from 1995 to 1997. Sundstrand is an aerospace and industrial company which merged with United Technologies Corporation in June, 1999 forming Hamilton Sundstrand Corporation. Mr. Jenkins is a director of AK Steel Holding Corporation and Clarcor, Inc.	65	March, 2007

The Board of Directors recommends that you vote FOR the election of each nominee.

Continuing Directors.  The names of the continuing Class I and Class II directors, along with biographical and other information, their ages and the year first elected as a director, are set forth below.

CLASS I DIRECTORS — TERM EXPIRING 2009
David D. Campbell	Chairman and Chief Executive Officer of ACCO Brands since August, 2005; employed by Fortune Brands as President and Chief Executive Officer of ACCO World Corporation from January, 2000 until August, 2005.	58	July, 2004
Pierre E. Leroy	Retired since February, 2005. Mr. Leroy was President, Worldwide Construction & Forestry Division and Worldwide Parts Division of Deere & Company (farming and lawn care product manufacturer) from December, 2003 until February, 2005, and President, Worldwide Construction & Forestry Division of John Deere Power Systems from 2000 to December, 2003. He currently serves as a director of Fortune Brands, Inc. and Capital One Financial Corp.	59	August, 2005
G. Thomas Hargrove	Private investor. Mr. Hargrove served as the non-executive Chairman of AGA Creative, a catalog creative agency, from 1999 until 2001, and as a director of General Binding Corporation from 2001 until August, 2005.	68	August, 2005

CLASS II DIRECTORS — TERM EXPIRING 2010
Gordon R. Lohman	Retired since 1999; previously Chairman and Chief Executive Officer of Amsted Industries Incorporated (railroad, construction and building market products). Mr. Lohman currently serves as a director of Ameren Corporation.	73	August, 2005
Dr. Patricia O. Ewers	Retired since July, 2000; President of Pace University prior thereto. Dr. Ewers currently serves as a director of Fortune Brands, Inc.	72	August, 2005
George V. Bayly	Private investor. Mr. Bayly served as interim Chief Executive Officer of U.S. Can Corporation from April, 2004 to January, 2005, and Chairman, President and CEO of Ivex Packaging Corporation, a specialty packaging company until June, 2002. He was a director of General Binding Corporation from 1998 until August, 2005. He currently is a director of Huhtämaki Oyj, TreeHouse Foods, Inc. and Graphic Packaging Holding Company.	65	August, 2005
Duane L. Burnham	Retired since 1999; former Chairman and Chief Executive Officer of Abbott Laboratories, Inc., a worldwide health care products company. He has served on the boards of directors of the Federal Reserve Bank of Chicago, NCR Corporation, Northern Trust Corporation, and Sara Lee Corporation.	66	December, 2007

During 2007, there were six meetings of the Board of Directors. Each director attended at least 75% of the total meetings of the Board of Directors and committees of the Board of Directors of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and others regarding matters of interest and concern to ACCO Brands.

For information on the beneficial ownership of securities of ACCO Brands by directors and executive officers, see “Certain Information Regarding Security Holdings.”

Director Independence

The Board of Directors has adopted Corporate Governance Principles to address significant issues of corporate governance, such as Board composition and responsibilities, director compensation, and executive succession planning. The Corporate Governance Principles provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance, and Nominating Committees, must meet certain criteria for independence. Based on the New York Stock Exchange independence requirements, the Corporate Governance Principles (which are available on our website, www.accobrands.com) set forth certain guidelines to assist in determining director independence. Section A.3 of the Corporate Governance Principles states:

A director shall be considered independent only if the Board of Directors affirmatively determines that the director has no material relationship with ACCO Brands, either directly or as a partner, stockholder, director or officer of an organization that has a material relationship with ACCO Brands.

Under no circumstances shall any of the following persons be considered an independent director for purposes of this guideline:

(a) any current employee of ACCO Brands, its subsidiaries, or ACCO Brands’ independent auditors;

(b) any former employee of ACCO Brands or its subsidiaries until three years after the employment has ended;

(c) any person who (1) is a current partner or employee of the firm that is ACCO Brands’ internal or external auditor; (2) has been within the last three years or has an immediate family member that has been within the last three years a partner or employee of such firm and worked on ACCO Brands’ audit during that time; or (3) has an immediate family member who is currently or within the last three years has been an employee of such firm and participates in the audit, assurance, or tax compliance (but not tax planning) practice;

(d) any person who is employed as an executive officer by another company on whose compensation committee one of ACCO Brands’ executive officers serves or has served during the prior three years;

(e) any person who receives, or who in any twelve month period within the last three years has received, more than $100,000 per year in direct compensation from ACCO Brands, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on future service);

(f) any person who is an executive officer or an employee of a company that makes payments to, or receives payments from, ACCO Brands for property or services in an amount that exceeds, in any of the last three fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues; and

(g) any person who has an immediate family member (as defined by the New York Stock Exchange Listed Company Manual) who falls into one of the previous six categories.

Each member of the Board of Directors, other than Messrs. Campbell and Wesley, has been determined by the Board to be independent as defined in the New York Stock Exchange Listed Company Manual and to meet the independence criteria set forth in ACCO Brands’ Corporate Governance Principles. All members of the Audit Committee, Corporate Governance and Nominating Committee, and Compensation Committee are independent. Pierre E. Leroy currently serves as the Presiding Independent Director to preside at all executive sessions of the non-employee directors of the Board. Executive sessions of non-employee directors are held at every regularly scheduled meeting of the Board of Directors. Mr. Leroy will rotate out of the Presiding Independent Director position effective at the 2008 annual meeting and will be replaced by Robert J. Keller.

Stockholder Communication

The Board of Directors and management encourage communication from our stockholders. Stockholders who wish to communicate with our management should direct their communication to the Chairman and Chief Executive Officer or the Office of the Corporate Secretary, 300 Tower Parkway, Lincolnshire, Illinois 60069. Stockholders who wish to communicate with the non-employee directors or any individual director should direct their communication c/o the Office of the Corporate Secretary at the address above. The Secretary will forward any communications intended for the full Board, for the non-employee directors as a group, or for the Presiding Independent Director to Mr. Leroy, if received prior to the 2008 annual meeting, or to Mr. Keller if received after the 2008 annual meeting. Communications intended for an individual director will be forwarded directly to that director. If multiple communications are received on a similar topic, the Secretary may, in his discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Annual Meeting Attendance

We do not have a formal policy requiring members of the Board to attend stockholder annual meetings, although all directors are strongly encouraged to attend. More than a majority of the directors attended the 2007 Annual Meeting.

Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and an Executive Committee.

Audit Committee

Members	The members of the Audit Committee are G. Thomas Hargrove (Chairperson), George V. Bayly, Robert H. Jenkins, Robert J. Keller and Duane L. Burnham, who was appointed to the Audit Committee on March 1, 2008. Each member meets the independence standards set forth in our Corporate Governance Principles and those set forth in the New York Stock Exchange Listed Company Manual. In addition, each member meets the independence standard under Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Each member has been determined by the Board of Directors to be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.

Number of Meetings Last Year	Ten

Primary Functions	To assist our Board of Directors in overseeing (i) the integrity of our financial statements and the financial reporting process; (ii) our compliance with legal and regulatory requirements; (iii) the independence and qualifications of our external auditors; and (iv) the performance of our external and internal auditors. As part of their responsibility the committee:

1. Retains, subject to stockholder ratification, a firm of independent auditors to audit our financial statements and approves the scope of the firm’s audit;

2. Approves the scope of audit work and reviews reports and recommendations of our independent auditors;

3. Approves the annual internal audit plan and reviews reports and updates on the results of internal audit work;

4. Pre-approves all audit and non-audit services provided by our independent auditors;

5. Assists the Board in overseeing the integrity of our financial statements and financial reporting process;

6. Monitors the independence and performance of our independent auditors and the performance of our internal auditors;

7. Discusses with management our earnings announcements, financial statements and quarterly and annual reports to be filed with the SEC;

8. Discusses with our independent auditors our annual and quarterly financial statements;

9. Reviews our policies regarding risk assessment and risk management; and

10. Establishes procedures for receiving and responding to concerns regarding accounting, internal accounting controls and auditing matters.

Compensation Committee

Members	The members of the Compensation Committee are Messrs. Leroy (Chairperson), Bayly, Hargrove, Lohman and Dr. Ewers. Each member meets the independence standards set forth in our Corporate Governance Principles and those set forth in the New York Stock Exchange Listed Company Manual.

Number of Meetings Last Year	Five

Primary Functions	To assure that our senior executives are compensated appropriately and in a manner consistent with competitive practices, performance and the requirements of the appropriate regulatory bodies. As part of this overall responsibility the committee:

1. Administers our Amended and Restated 2005 Incentive Plan and exercises the authority of the Board relating to employee benefit plans;

2. Designates executive officers who may be granted stock options, performance awards and other stock-based awards;

3. Allocates the total amount of stock options to be awarded to all other key employees and delegates to an executive officer the authority to designate those key employees;

4. Reviews and recommends to the Board target compensation and goals for the chief executive officer and evaluates his or her performance in achieving established goals;

5. Sets salary and determines incentive compensation for our executive officers;

6. Recommends terms and conditions of incentive compensation plans and equity-based plans for approval by the Board of Directors;

7. Retains any compensation consultants to assist in the evaluation of senior executive compensation and benefits; and

8. Oversees management’s administration of supplemental retirement and other benefit arrangements, compensation agreements and severance agreements for executive officers.

Corporate Governance and Nominating Committee

Members	The members of the Corporate Governance and Nominating Committee, Messrs. Lohman (Chairperson), Burnham (who was appointed to the Committee on March 1, 2008), Leroy, Keller, Jenkins and Dr. Ewers all meet the independence standards set forth in our Corporate Governance Principles and those set forth in the New York Stock Exchange Listed Company Manual.

Number of Meetings Last Year	Five

Primary Functions	1. Develops and recommends a set of corporate governance principles designed to foster an effective corporate governance environment;

2. Reviews the charters, duties, powers and composition of Board committees and recommends changes;

3. Manages the performance review process of the Board, its committees and management;

4. Identifies and evaluates potential director candidates and recommends nominees for election or re-election as members of the Board of Directors;

5. Recommends independent directors for membership on the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, including their Chairpersons;

6. Recommends directors and executive officers for membership on other committees that may be established by the Board of Directors;

7. Recommends compensation arrangements for non-employee directors; and

8. Oversees management’s administration of non-employee director stock plans.

Executive Committee

Members	Messrs. Campbell (Chairperson), Keller and Wesley

Number of Meetings Last Year	None

Primary Functions	Has all the power and authority of the full Board except for specific powers that by law must be exercised by the full Board.

Nomination Process

The primary functions of the Corporate Governance and Nominating Committee and a list of the Committee members (all of whom have been determined by the Board to be independent as defined by the New York Stock Exchange independence standards) are provided above. The Corporate Governance and Nominating Committee establishes the process by which the Board of Directors exercises its fiduciary duties for overseeing the performance of ACCO Brands’ management for the benefit of its stockholders and the maximization of stockholder value. Specific duties and responsibilities of the Corporate Governance and Nominating Committee include defining director qualifications as well as criteria for director independence and the selection of director candidates to be recommended to the Board.

The Committee, when identifying and evaluating candidates, first determines whether there are any evolving needs of the Board that require an expert in a particular field to fill that need. The Committee then may retain a third-party search firm to locate and provide information on candidates that meet the needs of the Board at that time. The Committee chair and some or all of the members of the Committee will interview potential candidates that are deemed appropriate. If the Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the standards set forth in ACCO Brands’ Corporate Governance Principles, it will vote to recommend to the Board of Directors the nomination of the candidate.

The policy of the Corporate Governance and Nominating Committee is to consider director candidates recommended by stockholders if properly submitted to the Corporate Governance and Nominating Committee. Stockholders wishing to recommend persons for consideration by the Corporate Governance and Nominating Committee as nominees for election to the Board of Directors can do so by writing to the Office of the Secretary of ACCO Brands Corporation at 300 Tower Parkway, Lincolnshire, Illinois 60069. Recommendations must include the proposed nominee’s name, biographical data and qualifications as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Corporate Governance and Nominating Committee will then consider the candidate and the candidate’s qualifications. The Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the reasons for making the nomination. The Committee may then interview the candidate if the Committee deems the candidate to be appropriate. The Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Corporate Governance and Nominating Committee believes that it is necessary for our directors to possess many qualities and skills. The Committee believes that all directors must possess a considerable amount of business management and educational experience as well as meet the standards established by the Committee pursuant to ACCO Brands’ Corporate Governance Principles. In developing these standards, the Committee considers issues of judgment, diversity, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value. In considering candidates for the Board, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The Committee’s nomination process for stockholder-recommended candidates and all other candidates is designed to ensure that the Committee fulfills its responsibility to recommend candidates that are properly qualified to serve ACCO Brands for the benefit of all of its stockholders, consistent with the standards established by the Committee under the ACCO Brands’ Corporate Governance Principles.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are considered independent under our Corporate Governance Principles. No interlocking relationships exist between the Board of Directors or the Compensation Committee and the Board of Directors or compensation committee of any other company.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and executive officer of ACCO Brands who is subject to Section 16 of the Exchange Act is required to file with the SEC reports regarding their ownership and changes in beneficial ownership of our equity securities. Reports received by ACCO Brands indicate that all these directors and executive officers have filed all requisite reports with the SEC on a timely basis during or for 2007, except for Mr. Hargrove who filed one Form 4 reporting the receipt of deferred stock units from the Company three days late due to an administrative error by Company personnel.

EXECUTIVE OFFICERS OF ACCO BRANDS CORPORATION

Name and age	Title

David D. Campbell, 58	Chairman and Chief Executive Officer
Neal V. Fenwick, 46	Executive Vice President and Chief Financial Officer
Dennis L. Chandler, 54	Chief Operating Officer, Office Products Group
Boris Y. Elisman, 45	President, Computer Products Group
Kriss A. Kirchhoff, 52	President, Global Document Finishing Group
John M. Turner, 58	President, Commercial Laminating Solutions Group
Mark C. Anderson, 46	Senior Vice President, Corporate Development
David L. Kaput, 48	Senior Vice President, Chief Human Resources Officer
Steven Rubin, 60	Senior Vice President, Secretary and General Counsel
Thomas P. O’Neill, Jr., 54	Vice President, Finance and Accounting

All of the above-named officers have been actively engaged in the business of the Company and its predecessor as employees (or in the case of Messrs. Turner and Rubin, as employees of General Binding Corporation (“GBC”) prior to its merger with the predecessor of the Company in August 2005) for the past five years in the capacity indicated above or in a substantially similar capacity except:

•	Dennis L. Chandler, who was the President of the Company’s North American Office Products Division from 2003 to 2005 and President of the Company’s Wilson Jones Division from 2001 to 2003;

•	Boris Y. Elisman, who before joining the Company in 2004 held Vice President and General Manager positions in marketing and sales for the Hewlett-Packard Company from 2001 to 2004;

•	Kriss A. Kirchhoff, who before joining the Company in December, 2006 had been the President of Tree Top Technologies, a software engineering firm, for one year and for more than five years prior to that held various general management positions in the printing and imaging group of the Hewlett-Packard Company;

•	Mark C. Anderson, who before joining the Company in October, 2007 was the Director, Corporate Development for Pitney Bowes, Inc. since February, 2003 and a Vice President of Business Development for Pitney Bowes from August, 2001 to February, 2003;

•	David L. Kaput, who before joining the Company in October, 2007 had been the Senior Vice President, Global HR Practices and Governance of SAP, AG since August, 2005 and Senior Vice President, Global Human Resources and Executive Officer of SAP Global Marketing, Inc. from October, 2001 to August, 2005; and

•	Thomas P. O’Neill, who before joining the Company in 2005 had been the Group Vice President, Global Finance for Teleflex, Inc. from 2003 to 2005 and had been Senior Vice President and Chief Financial Officer for Philip Services Corporation from 2001 to 2002.

There is no family relationship between any of the above named officers. All officers are appointed for one-year terms by the Board of Directors or until such time each is re-appointed.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives of the Compensation Program

The Compensation Committee (the “Committee”) of the Board of Directors has the responsibility for establishing, implementing and monitoring the compensation and benefit programs of the Company and ensuring adherence with the Company’s compensation objectives. The principal purpose of the Committee is to oversee an executive compensation program that aligns an executive’s interests with those of our stockholders by rewarding performance against established goals, with the ultimate objective of improving stockholder value. Further, the Committee seeks to structure its executive compensation arrangements so that the Company can attract and retain quality management leadership.

Among other things, the Committee:

•	approves the compensation levels for the Company’s executive officers including the officers named in the 2007 Summary Compensation Table (the “named executive officers”);

•	approves long-term incentive awards for the Company’s executive officers under the Company’s Amended and Restated 2005 Incentive Plan (the “LTIP”);

•	makes a final determination with respect to annual performance measures, establishes individual incentive opportunities, and determines the actual awards under the cash award annual incentives portion of the LTIP; and

•	assesses the competitiveness and effectiveness of the Company’s other executive compensation and benefit plans.

Further, the Committee annually reviews and approves the target compensation and goals for the Chief Executive Officer (the “CEO”), evaluates, along with the other non-employee members of the Board of Directors, the CEO’s performance in light of these goals, and determines the CEO’s total cash and long-term incentive compensation program based on this evaluation. The actions of the Committee with respect to the CEO are then reported on and discussed with the non-employee members of the Board of Directors.

At the direction of the Committee and to assist it in its review and approval process, management prepares a presentation of total compensation, a “tally sheet,” and/or other supporting data for the Committee’s use when considering and determining executive compensation for all of the Company’s executive officers.

The tally sheets summarize each officer’s total compensation and provide information on the:

•	value of each component of current compensation, including benefits and perquisites;

•	potential value of all equity-based long-term incentive awards held by the officer, both vested and unvested, at then-current market prices; and

•	value of lump-sum payments and benefits that would be payable should the officer’s employment terminate under various scenarios such as retirement, voluntary termination, involuntary termination or following a change-in-control. Details on potential excise tax gross-up payments on excess parachute payments related to termination following a change-in-control of the Company also are included.

The tally sheets are used to demonstrate total compensation provided to each named executive officer, as well as the impact of Company performance on the value of equity awards. The tally sheets assist the Committee in comparing an executive officer’s compensation against benchmarking information from a peer group of companies provided by the Committee’s compensation consultant.

In December 2006, the Committee retained Compensation Strategies, Inc. (“CSI”) as its consultant and advisor on executive officer compensation matters. During 2007, CSI provided advice and benchmarking data, made recommendations on matters pertaining to compensation of our CEO and advised the Committee on compensation matters for all other executive officers as requested by the Committee or management. While CSI has acted primarily as an advisor to the Committee, CSI also has provided, on a limited basis and with the knowledge and consent of the Committee, compensation data to management and assisted management in valuing equity awards. Management continues to use other consultants and publicly available survey data and information for compensation-related matters and in making recommendations to the Committee. Since being retained, representatives of CSI have attended each meeting of the Committee.

Our executive management can and does make recommendations to the Committee. These recommendations have historically focused on the Company’s broad-based compensation and benefit plans; award pools for long-term incentive grants; and employment and compensation matters related to the Company’s executive officers. However, the Committee has final approval on all compensation actions, plans, and programs as they relate to executive officers. Our CEO, other members of our management and the Committee’s outside advisors may be invited to attend all, or a portion of the Committee meetings. At these meetings, the Committee solicits the views of the CEO on compensation matters as they relate to himself and the other executive officers. However, decisions relating to compensation matters for the CEO are made by the Committee with final approval by the Board, in each case without the CEO being present.

Design of the Compensation Program

The executive compensation program seeks to align an executive’s interests with those of our stockholders by rewarding performance above established goals at the corporate and, where appropriate, the business unit level, as well as attract and retain quality management leadership. In particular, our compensation program seeks to:

•	link management and stockholder interests by creating incentive awards that balance both short-term and long-term goals;

•	drive achievement of the Company’s business objectives and calibrate compensation to those achievements by delivering a mix of fixed and at-risk compensation;

•	attract, retain, and motivate talented individuals; and

•	provide flexibility that enables the development and deployment of talent to support the current and future needs of the Company’s different businesses worldwide

In 2006 Hewitt Associates, the former compensation consultant for the Committee and the Company, surveyed publicly available executive compensation data and information as well as executive compensation information that was proprietary to Hewitt with respect to companies which we may compete for talent. Based on that research, and with the input of the Committee and management, a peer group was created to provide, for comparison purposes, pay levels and practices at companies that shared similar characteristics with the Company, such as size or comparable industries. This peer group, which is referred to as the “Prior Peer Group,” was used by the Committee in connection with its compensation review and determinations for all named executive officers in 2007:

Advo, Inc.	MeadWestvaco Corporation

Avery Dennison Corporation	Newell Rubbermaid Inc.

Brightpoint, Inc.	Packaging Corporation of America

Brunswick Corporation	Pactiv Corporation

CDW Corporation	The Scotts Miracle-Gro Company

Deluxe Corporation	Steelcase Inc.

Hercules Incorporated	United Stationers Inc.

Herman Miller, Inc	W.W. Grainger, Inc.

Imation	WESCO International, Inc.

Kohler Company	Zebra Technologies Corporation

McGraw-Hill Companies

In May, 2007, to update its comparable executive compensation data and information, the Committee engaged CSI to survey publicly available executive compensation data and information as well as executive compensation data and information that is proprietary to CSI with respect to companies with which we may compete for talent. At the request of the Committee, CSI created a list of comparable companies to assist the Committee in comparing pay levels and practices. This new peer group, which is referred to as the “Current Peer Group,” differs from the Prior Peer Group in that it reflects a group of companies that is more comparable to the business of the Company in terms of industry and customer similarities. In particular, the Current Peer Group consists of companies with business-to-business sales models and retailers and distributors in similar markets as the Company with revenues between $100 million and $20 billion. Companies with historically poor performance as reflected by years of consecutive losses, as well as companies in bankruptcy were excluded from the Current Peer Group. In reviewing executive compensation information in 2008, the Current Peer Group consisted of the following companies:

Avery Dennison Corporation	Nashua Corporation

A.T. Cross Company	Newell Rubbermaid, Inc.

Herman Miller, Inc.	Office Depot, Inc.

HNI Corporation	OfficeMax, Inc.

IKON Office Solutions, Inc.	Pitney Bowes, Inc.

Imation Corporation	SanDisk Corporation

Knoll, Inc.	Staples, Inc.

Lexmark International, Inc.	United Stationers, Inc.

MeadWestvaco Corporation	Zebra Technologies Corporation

The Committee was provided with historical total compensation data, as well as available data for each material component of total compensation for the senior executive officers of each company in the Current Peer Group. This information, as well as a review and comparison of the Company’s internal data, provides a means by which the Committee can compare pay levels and practices and assists the Committee and executive management in developing the Company’s compensation programs and in developing management’s recommendations to the Committee.

We believe that linking pay and performance contributes to the creation of stockholder value. The Committee believes that, for the pay-and-performance link to be effective, high-performing, experienced individuals that have proven to be strong contributors to the Company’s performance, or have shown the potential to be strong contributors, should be rewarded with total compensation that falls within the 50th and 75th percentile of compensation paid to similarly situated executives of the companies comprising the relevant peer group. Variations to this objective may occur as dictated by additional considerations such as individual performance, the experience level, future potential and specific job assignment of the executive, as well as market conditions.

Executive Compensation Mix

Our executive compensation components are weighted toward performance-based incentives, encouraging the creation of sustainable stockholder value through the achievement of the Company’s long-term profitability and growth goals. However, the Committee has not pre-established any weightings for the various components of either cash or long-term compensation. A substantial portion of executive compensation is at risk and differentiated as follows:

Annual Compensation

•	Base salaries — fixed annual income that is typically reviewed and adjusted annually based on the Committee’s assessment of the individual’s performance and competitive market data and information as provided to the Committee

•	Annual incentives — performance-based cash bonus compensation with annual objectives established by the Committee and based on operating (business) plans prepared by senior management and as approved by the Board of Directors during the first quarter of each fiscal year

Long-term Compensation

•	Long-term incentives — equity-based and/or cash-based incentives earned by achieving sustained long-term performance which would be expected to correlate into increasing stockholder value

Event-driven Rewards

•	Equity or cash-based incentives — occasionally “one-time” award opportunities may be granted based on reaching significant business milestones in addition to achieving stated annual and long-term business objectives

Retirement Plans

•	Tax qualified and nonqualified defined contribution plans

•	Tax qualified and nonqualified defined benefit plans

Benefits and Perquisites

•	Broad-based employee health and welfare plans

•	Supplemental and executive life and long-term disability insurance

•	Certain limited executive perquisites

The Committee reviews the cash and long-term incentive compensation mix for executive officers at least annually to ensure alignment with the objectives of the Company’s compensation philosophy.

Elements of Compensation

Base Salaries

The Company uses base salaries to recognize individual experience, knowledge, job performance and skills. Providing executives with competitive base salaries allows the Company to attract high-caliber talent and retain their on-going services by providing them with a level of financial certainty. The base salaries for the executive officers are reviewed annually by the Committee and adjusted as necessary based on market conditions and the job performance of the individual over the course of the most recent performance period. The Committee utilizes performance assessments by the CEO, considers Company or applicable business unit performance, and competitive market data and information as provided to the Committee by its compensation consultant and management to determine the degree of any adjustment to base salary. In determining any salary adjustment for the CEO and other executive officers, the Committee seeks to establish salary levels that are at or near the 50th percentile for comparable positions at companies within the relevant peer group, a level consistent with its targeting philosophy.

The salaries of the named executive officers were reviewed at the February, 2007 meeting of the Committee. At that meeting, the Committee approved salary increases effective April 1, 2007 for the CEO and the named executive officers other than Mr. Kirchhoff. Consistent with the timing of the Company’s annual merit increase practice, salaries for the named executive officers were again reviewed at the Committee’s March 19, 2008 meeting. The Committee approved a salary increase to be effective for the CEO based on the Board’s evaluation of his performance and a recommendation by CSI. With respect to the other named executive officers, the Committee approved salary increases to be effective April 1, 2008 based on recommendations of the CEO.

The table below reflects base salaries and percentage increases in base salary for our named executive officers in 2007 and 2008. The percentage increase in base salary from 2006 to 2007 for Messrs. Campbell,

Fenwick and Chandler has been annualized over approximately 20 months to reflect the fact that, prior to the 2007 base salary increases, there had been no salary increases for them since August 2005.

	Annualized Base Salary			2008
		2007		Annualized Base Salary
		(effective	Percentage	(effective	Percentage
Name	2006	April 1, 2007)	Increase	April 1, 2008)	Increase

David D. Campbell	$700,000	$750,000	4.3%	$787,500	5.0%
Neal V. Fenwick	375,000	400,000	4.0	415,000	3.8
Dennis L. Chandler	375,000	400,000	4.0	415,000	3.8
Boris Y. Elisman	335,000	350,000	4.5	*	*
Kriss A. Kirchhoff	325,000	325,000	—	340,000	4.6

*	While an increase in Mr. Elisman’s base salary for 2008 is expected, the amount had not been finalized in time for inclusion within this table.

Mr. Campbell’s 2007 and 2008 salary increases represented an annualized increase of 4.3% and 5.0%, respectively, and the 2007 and 2008 annualized salary increases for the other named executive officers ranged from 4.0% to 4.5% and 3.1% to 4.6%, respectively, which was consistent with the Company’s broad-based annual merit increase program. Because Mr. Kirchhoff joined the Company in December, 2006, the Committee did not believe a salary increase in 2007 was warranted. Based on benchmark data and information provided by CSI, the 2007 salaries were near the median of the Prior Peer Group comparables for Mr. Campbell and for the other named executive officers either at or below the median of the Prior Peer Group comparables. Based on benchmarking information provided by CSI, the new 2008 salaries were near the median of the Current Peer Group comparables for Mr. Campbell and for the other named executive officers.

The following discussion contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of ACCO Brands’ compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Annual Incentives

The annual cash-based Management Incentive Program (the “MIP”) for our executive officers is organized under and governed by the cash bonus provisions of the LTIP. The MIP is designed to reward actual performance during the fiscal year against pre-established measures and target objectives. We believe that annual cash-based incentives focus management on key operational performance objectives that, if achieved, can contribute to the creation of stockholder value. In accordance with plan provisions, the MIP performance measures, as recommended by management, and target objectives as set by the Committee for 2007 based on the operating (business) plans approved by the Board were set and approved by the Committee in the first quarter of 2007. The MIP structure used for the executive officers is similarly used across the Company for salaried incentive-eligible employees.

The Committee believes that a mix of objectives is appropriate for ensuring that management focuses on what it considered to be key areas of operational performance. The 2007 MIP performance measures were derived from stockholder value-drivers that are within the control and influence of management and can be measured comparably from year to year. These measures focused on a mix of three independently achievable objectives:

•	Company and business unit earnings

•	Asset management

•	Gross margin dollar growth

Company and business unit earnings, measured as adjusted operating income, was the single largest element of the MIP as this directly drives stockholder value through impacting earnings per share and is the element of the MIP program over which management can exert the greatest degree of short-term control.

Adjusted operating income is determined by adjusting reported earnings to eliminate restructuring and restructuring related expenses.

Asset management targets improved working capital efficiency resulting from a reduction in trade cycle days. Reduction in trade cycle days is determined by taking the number of days of accounts receivable, adding the days of inventory and deducting the days of accounts payable. Favorable results are typically achieved by any combination of reducing accounts receivable or inventory levels or extending accounts payable which results in more efficient management of cash. Improvement in trade cycle is a critical building block for building stockholder value, as this is a leading indicator of how effectively the Company is conducting its day-to-day business. It is important to stockholders as it determines the amount of cash generation from earnings that must be re-invested to support growth. Improvement in trade cycle typically results in improved cash flow, affording the Company the ability to accelerate debt repayments, as well as having cash generated for both restructuring and for other general corporate purposes.

Gross margin dollar growth is measured as the percentage growth in gross margin dollars for 2007 as compared to the actual gross margin achieved in 2006. Favorable results are typically achieved by increased sales volume, introducing more profitable products, eliminating unprofitable product lines, management of pricing for current product offerings, reducing supply chain costs, or by a combination of the preceding items. Measuring growth in gross margin dollars focuses management on expanding profitable business and encourages exiting unprofitable business lines. In 2007, the Committee increased the weighting of this performance measure in structuring the MIP consistent with the Board’s strategic goal of having management focus more on growth as it continues to complete the integration process related to the GBC merger. Correspondingly, the weighting of the trade cycle measure was reduced as cash flow generation by the Company becomes more consistent as the integration of the merged businesses is completed.

Each executive officer’s target award percentage was affirmed based on competitive market data from the Prior Peer Group, relative internal equity and position responsibilities. Generally, incentive targets are set at or between the 50th and 60th percentile levels relative to the relevant peer group. Consistent with the Committee’s philosophy of creating incentive and rewarding outstanding performance, the Committee set the “target payouts” for the 2007 MIP at improvement rates that exceeded the growth or improvement rates for the respective plan performance measures in 2006 from the year 2005. In doing so, and based on recommendations made to the Committee by CSI, the “threshold” payout level for plan achievement was reduced to 50% from 75% to be consistent with competitive market and industry practice. To better align the focus of the Company’s various business unit managers on corporate goals, for each business unit the weighting of the performance measure of the Company’s consolidated adjusted operating income was increased to 25% of the overall plan target from 10%. An individual’s award opportunity under the MIP is calculated by multiplying the individual’s base salary for the performance period by the target percentage. The actual award is calculated by multiplying the individual’s award opportunity by the actual achieved percentage of target performance. The Committee has the discretion to adjust the annual incentive awards upward or downward based on factors outside of the pre-established performance targets.

For the 2007 fiscal year, the MIP bonus structure, performance targets, performance results, and value of each component as a percentage of the target opportunity for Messrs. Campbell and Fenwick were as follows:

	Component					Calculated
	Weighting					Payout as a
	(as % of	Threshold	Target	Maximum	Actual	Percent of
	Overall	(50%	(100%	(200%	Achievement	Target
Performance Measure	Payment)	Payout)	Payout)	Payout)	in 2007	Opportunity

ACCO Brands Adjusted Operating Income	50%	$150.6 million	$170.3 million	$190.3 million	$164.6 million	86%
ACCO Brands Trade Cycle	15%	81 days	79 days	77 days	86 days	0%
ACCO Brands Growth in Gross Margin Dollars	35%	3.0%	5.0%	8.0%	1.8%	0%

Based on the “Calculated Payout as a Percent of Target Opportunity” the payments for Messrs Campbell and Fenwick were $284,085 and $109,542, respectively.

For the 2007 fiscal year, the MIP bonus structure, performance targets, performance results, and value of each component as a percentage of the target opportunity for Mr. Chandler were as follows:

						Calculated
	Component					Payout
	Weighting					as a
	(as % of	Threshold	Target	Maximum	Actual	Percent of
	Overall	(50%	(100%	(200%	Achievement	Target
Performance Measure	Payment)	Payout)	Payout)	Payout)	in 2007	Opportunity

ACCO Brands Adjusted Operating Income	25%	$150.6 million	$170.3 million	$190.3 million	$164.6 million	86%
Global Office Products Segment Operating Income	37.5%	$70.1 million	$90.1 million	$109.0 million	$77.5 million	69%
Global Office Products Segment Trade Cycle	12.5%	75.5 days	71 days	63.5 days	77 days	0%
Global Office Products Segment Growth in Gross Margin Dollars	25%	5.0%	10.5%	17.0%	1.5%	0%

Based on the “Calculated Payout as a Percent of Target Opportunity” the payment for Mr. Chandler was $120,547.

For the 2007 fiscal year, the MIP bonus structure, performance targets, performance results, and value of each component as a percentage of the target opportunity for Mr. Elisman were as follows:

	Component					Calculated
	Weighting					Payout as a
	(as % of	Threshold	Target	Maximum	Actual	Percent of
	Overall	(50%	(100%	(200%	Achievement	Target
Performance Measure	Payment)	Payout)	Payout)	Payout)	in 2007	Opportunity

ACCO Brands Adjusted Operating Income	25%	$150.6 million	$170.3 million	$190.3 million	$164.6 million	86%
Global Computer Products Group Operating Income	37.5%	$45.0 million	$50.0 million	$57.0 million	$52.4 million	130%
Global Computer Products Group Trade Cycle	12.5%	75.0 days	72.0 days	66.0 days	85 days	0%
Global Computer Products Group Growth in Gross Margin Dollars	25%	5.5%	11.5%	18.5%	6.1%	56%

Based on the “Calculated Payout as a Percent of Target Opportunity” the payment for Mr. Elisman was $145,599.

For the 2007 fiscal year, the MIP bonus structure, performance targets, performance results, and value of each component as a percentage of the target opportunity for Mr. Kirchhoff were as follows:

	Component					Calculated
	Weighting					Payout as a
	(as % of	Threshold	Target	Maximum	Actual	Percent of
	Overall	(50%	(100%	(200%	Achievement	Target
Performance Measure	Payment)	Payout)	Payout)	Payout)	in 2007	Opportunity

ACCO Brands Adjusted Operating Income	25%	$150.6 million	$170.3 million	$190.3 million	$164.6 million	86%
Global Document Finishing Group Operating Income	37.5%	$34.0 million	$41.0 million	$48.0 million	$42.4 million	117%
Global Document Finishing Group Trade Cycle	12.5%	96 days	91 days	82.5 days	98 days	0%
Global Document Finishing Group Growth in Gross Margin Dollars	25%	4.0%	11.5%	13.0%	7%	90%

Based on the “Calculated Payout as a Percent of Target Opportunity” the payment for Mr. Kirchhoff would have been $143,000. However in connection with his hiring in December, 2006 the Company guaranteed Mr. Kirchhoff a 2007 MIP award of not less than his target opportunity. Thus he will receive a MIP award of $162,500 for 2007, which equals 50% of his 2007 base salary.

In order to satisfy the Internal Revenue Code (“Code”) requirements for “performance-based compensation”, the Committee has established maximum annual incentives or incentive bonus amounts that can be paid to any executive officer. Currently, the established maximum amount of an individual award under the MIP may not exceed (i) 50% of any incentive pool established by the Committee, or (ii) $3,000,000.

In March 2008, the Committee approved the performance metrics to be used for the 2008 MIP bonus structure. For 2008, the key performance measurements will be Company and business unit earnings, asset management and total revenues. For each performance metric threshold, the Committee set payout performance at levels that exceeded actual achievement in 2007. For 2008, the Committee chose to replace the gross margin dollar growth metric used under the 2007 MIP with total revenues, either by the Company as a whole or by business unit, as appropriate. This action was taken to further emphasize the Board’s desire to focus management on future revenue growth as one of the drivers of stockholder value. In addition, for Messrs. Elisman and Kirchoff, the Committee increased the weighting of the total revenue component of the award from 25% of the overall payment to 37.5% of the overall payment to further emphasize growth for the Company’s business segments under their management. The Committee approved the following award levels under the 2008 MIP in the event of target level achievement of the established performance goals: Mr. Campbell — 90% of base salary; Messrs. Fenwick and Chandler — 65% of base salary; and Mr. Kirchhoff — 50% of base salary.

Long-Term Incentives

We believe that long-term incentives must serve as a significant portion of an executive officer’s overall compensation package. Stock-based awards are provided to motivate executive officers and other eligible employee participants to focus their efforts on activities that will enhance stockholder value over the long-term, thus aligning their interests with those of the Company’s stockholders. Long-term incentives are structured so that rewards are earned in line with performance: above-market rewards for superior performance and below-market or no rewards for inferior performance.

Currently, awards are granted under the LTIP. Pursuant to this plan, the Company may award to key employees of the Company, including all of the named executive officers, a variety of long-term incentives, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock units, performance share units, and other stock-based incentives, as well as the cash bonus awards described in the Annual Incentives section above.

The Committee engaged CSI to review our equity award mix prior to the annual stock-based award grant made in March, 2007. As part of this review CSI also considered the LTIP’s award vesting conditions, as well as the plan’s provisions with respect to accelerated vesting in the event of death, disability, retirement, and change-in-control of the Company. After completing their review, and consistent with the recommendations of CSI, the Committee determined that equity awards under the LTIP to be made in 2007 for the named executive officers and other senior Company leaders would be made in the following proportions, based on the economic value of each reward type at the date of grant:

Award Type	Proportion

Performance Share Units	50%
Stock Options	25%
Restricted Stock Units	25%

The award mix was constructed to provide executives with a long-term incentive package that rewards successful performance, aligns management and stockholder interests, and provide a retention element. This mix reflected a change from that used in the Company’s initial LTIP grant in December, 2005 in which stock options represented 50% and performance share units represented 25% of the respective value of an executive officer’s award. The Committee believes that placing a greater level of incentives around the achievement of performance metrics correlates more to its philosophy of rewarding and compensating for performance as described in the description of the Performance Share Units below. The Committee also decided, as a result of the advice and recommendations of CSI, to adopt a policy to change the cliff-vesting of restricted stock unit awards given to named executive officers and other plan participants to four years from three years. The Committee believed that this action would reinforce the retention objective of granting restricted stock units.

Stock-based awards were granted to the named executive officers and other Company employees participating in the LTIP on March 16, 2007 and March 19, 2008. At the time of each grant, long-term incentives made up from 35% to 60% of an executive’s overall targeted compensation package. See “Executive Compensation — 2007 Stock-Based Awards” and related footnotes as well as the following discussion for additional information concerning stock-based awards made in 2007.

Performance Share Units.  Performance Share Units (“PSUs”) were granted for the 2007 — 2009 performance period consistent with the above described mix. For this performance period, the Committee, working with CSI and management, established a performance matrix measuring revenue growth and return-on-assets to determine the level of award payout. The Committee approved this structure as it measures two primary drivers of stockholder value. As originally approved, the actual number of PSUs earned was made contingent upon the Company achieving the threshold entry levels for both measures. The number of units granted will be awarded as shares of the Company’s common stock at the 100% level, if the performance target is achieved. The Committee established targets of 6.5% total revenue growth and average return on assets of 10% over the three-year performance period. As originally awarded, up to 150% of the number of units granted could be earned if superior performance is achieved. If threshold performance is met, 75% of the number of units granted will be earned. If threshold performance is not met, awards will be forfeited. In determining any final awards, the Committee retains the discretion to make adjustments it may deem proper to either the pre-established targets or the final award level.

The Committee believed at the time it granted the PSUs in 2007 that the performance targets it established were challenging but fair as they somewhat exceeded forecasted performance at the time the awards were granted but appeared to be attainable, with considerable effort, over the three-year performance period.

In addition to the PSUs granted in 2007 as described above, Mr. Kirchhoff was awarded a PSU grant consisting of 2,500 units for the 2006-2008 performance period in December, 2007. As the President of our Global Document Finishing Group, the Committee determined that providing Mr. Kirchhoff with an immediate incentive to focus on operating income growth for that business unit would benefit the Company through the potential contribution to stockholder value over the last year of that performance period.

PSUs also were granted in March 2008 for a 2008 — 2010 performance period. Similar to the 2007 — 2009 performance period, the Committee established a performance matrix measuring revenue growth and average return on assets for the 2008 — 2010 performance period. The Committee approved this structure as it measures primary drivers of stockholder value. Achievement of either the revenue growth target or the return on assets target will result in earning amounts under the award.

The PSUs granted to executive officers cliff-vest upon the completion of the three-year performance period and after the Committee has made a final determination upon the level of performance achievement, including any discretion it may elect to exercise, pursuant to both the executive officer’s continued employment with the Company through the end of the performance period and other events which could result in partial or full acceleration of vesting. Recipients of performance awards will receive any cash dividend equivalents at the time of payment equal to the cash dividends that would have been paid on the shares had the recipient owned the shares during the performance period. Currently the Company does not pay any cash dividends on its common stock.

Stock Options.  Stock options are granted to focus executive interests on share price appreciation. Executive officers and other LTIP participants only realize benefits from stock options if the price of the Company’s common stock increases over time above the price at which the options were granted. The options become exercisable in three annual installments beginning one year after the grant date, and expire seven years after the grant date. Stock options granted under the LTIP have an exercise price equal to the average of the high and low market price of the stock on the grant date. The Company has adopted this pricing practice in an attempt to “neutralize” any irregular or wide range of movement in the stock price over the course of the trading day.

Restricted Stock Units.  Restricted Stock Units (“RSUs”) are granted to provide a retention element to executive officers and other key employees of the Company. Each RSU granted represents the right to receive one share of common stock upon vesting. The RSUs granted to executive officers cliff-vest four years after the date of grant, subject to both the officer’s continued employment with the Company through that date and other events that could result in partial or full acceleration of vesting.

2008 Long-Term Incentive Adjustments.  Recognizing that the incentive aspect of a long-term incentive award can be diminished if the award, even at a threshold level of attainment, may be beyond reach, in March 2008 the Committee approved adjustments to certain previously issued PSU awards. The Committee took this action in light of changes that have occurred since the awards were granted in both the structure of the Company’s business as well as in the economic environment within which the Company has operated. For PSUs granted for the 2007-2009 performance period, the Committee modified the awards so that achievement of either the revenue growth target or the return on assets target could result in earning amounts under the award. However, the Committee reduced the maximum award opportunity that can be earned from 150% of the target award to 130%. For PSUs granted for the 2006-2008 performance period, the Committee adjusted downward the threshold EBITDA target to take into consideration reduced EDITDA achievement opportunities due to certain business dispositions that have been made by the Company. However, the Committee also eliminated award opportunities for performance in excess of threshold achievement during this performance period.

The Committee determined that the 2006-2008 and 2007-2009 PSU awards, without modification, had little or no incentive value. The Committee believes that the adjustments made to these awards increase the awards’ effectiveness by reestablishing and strengthening the incentive element and providing additional motivation to perform for all of the Company’s PSU award participants. The Committee believes that the award opportunities, as modified, still provide challenging goals that remain consistent with using risk-based compensation to accomplish the Company’s business and performance objectives.

Timing of Stock Option Awards

All awards of Company stock options under the LTIP are made at the average trading price of the Company’s stock on the New York Stock Exchange on the date of the award, or the next trading day if the awards are made on a day when the Exchange is closed. Annual awards of stock options to executive officers and other eligible management employees, if granted, are made at the Company’s regular meeting of the Board of Directors scheduled for the first quarter of the year, typically in the month of February, absent special circumstances. Off-cycle (non-annual) awards may be made where the CEO and the Committee deem necessary for promoted employees, new hires, or in other circumstances. For off-cycle awards, the grant date will be the date the Committee approves any such award. We do not coordinate the timing of stock option grants with the release of material, non-public information.

Stock Ownership Guidelines

To further align the executive officers’ interests with those of stockholders, the Company has adopted share ownership guidelines which apply to all executive officers and have been approved by the Committee, as shown below:

Executive Title	Multiple of Base Salary

CEO	5X
CFO and Global Office Products Segment COO	3X
Senior Vice Presidents, Segment and Business Unit Presidents	2X
Vice Presidents	1X

Stock counting towards ownership targets include shares held by the executive personally in both retirement and non-retirement accounts, unvested RSUs, and performance shares at target when awarded. Executives are given seven years from the later of the GBC merger date (August 17, 2005) or their date of hire to attain the stated multiples. The Committee has discretion as to remedies if the goals are not met.

Remedies may include providing a portion of annual incentive awards in Company stock or similar actions. The Company currently does not have a policy regarding the hedging of stock ownership.

Retirement Benefits

In line with our overall compensation philosophy, the Company has targeted to deliver competitive retirement benefits. In an effort to balance employee and employer responsibility, the Company provides retirement benefits through a combination of both tax-qualified and nonqualified defined benefit plans and tax-qualified and nonqualified defined contribution plans. Nonqualified plans provide a supplemental benefit to recognize and account for certain employee earnings that exceed the IRS maximum for a qualified plan. Currently benefits under our nonqualified defined benefit plans mirror, and are determined, on the same basis as those provided under our qualified defined benefit plan. In circumstances that the Committee has considered to be special, it has authorized the Company to enter into supplemental retirement agreements with certain of the Company’s named executive officers, including the CEO.

All of the Company’s named executive officers were participants in the company’s tax-qualified and nonqualified benefit plans in 2007. The Company’s matching contribution of 4.5% (100% match on the first 3% of an employee’s contributions and 50% match on the next 3% of employee contributions) to the Company’s tax qualified 401(k) plan and the 1.0% annual accrual benefit rate used in 2007 for both the Company’s tax qualified and nonqualified defined benefit plans are levels that management and the Committee consider to be market competitive and apply to all plan-participating employees. The amount of benefits provided by each plan and the pension formula applicable to the named executive officers are described in further detail in the 2007 Summary Compensation Table with respect to 401(k) contributions and under “Executive Compensation — Pension Benefits.”

In 2007, the Committee agreed to provide certain nonqualified supplemental retirement benefits to Messrs. Campbell and Fenwick. Both Messrs. Campbell and Fenwick had provided services to the predecessor of the Company while participating in non-Company retirement plans of then-affiliates of the Company — Mr. Campbell as an employee of Fortune Brands, Inc. and Mr. Fenwick as an employee of the Company’s United Kingdom subsidiary. At the time the service accrued, and presently, the Company’s defined benefit plans do not recognize that prior service with those then-affiliates for purposes of calculating retirement benefits. To put both Mr. Campbell and Fenwick on footing at least equal to the Company’s other employees participating in those plans, and to not penalize them for break-in-service provisions contained in those plans, the Committee agreed to credit them with that prior service while employed by those then-affiliates of the Company as if they had been employed by the Company during these periods. Thus, Messrs. Campbell and Fenwick are entitled to a supplemental nonqualified benefit upon retirement over and above what is provided them under the Company’s defined benefit plans. However, this supplemental benefit, together with the benefit accrued under the Company’s defined benefit plans, is offset by the benefit Messrs. Campbell and Fenwick would have received for their service under the then-affiliate defined benefit plans had the Company’s benefit formula applied to their accrued benefit service under those then-affiliate defined benefit plans. This offset is designed so that Messrs. Campbell and Fenwick do not receive benefits under the Company’s defined benefit plans that would duplicate the benefits they would receive under the then-affiliate defined benefit plans for their service with the then-affiliates of the Company. More information concerning these supplemental retirement arrangements is provided under “Executive Compensation — Pension Benefits.”

Employee Benefits and Perquisites

The employee medical and welfare benefits provided to executive officers are offered through broad-based plans available to all employees. The Company’s use of perquisites for executive officers as an element of compensation is limited, except in special circumstances such as the relocation of an executive officer, and is largely based on historical practices and policies. The attributed costs to the Company and a description of the personal benefits provided to the named executive officers for the years 2006 and 2007 are included in the “All Other Compensation” column of the 2007 Summary Compensation Table. Certain of those benefits are grossed-up for income tax purposes and the cost to the Company of providing this tax benefit is also included in the “All Other Compensation” column of the 2007 Summary Compensation Table.

Employment and Severance Arrangements

In November 2007, the Committee approved an Executive Severance Plan. The Executive Severance Plan is administered by the Committee and provides severance benefits to the Company’s executive officers and a limited number of other key executives in the event that their employment is terminated either involuntarily or, following a change-in-control of the Company, voluntarily for good reason. Management recommends potential participants to the Committee for their consideration and final approval. All of the Company’s named executive officers currently participate in this Plan. There are no individual employment contracts.

During 2006 and 2007, the Committee considered the merits of entering into individual employment and severance agreements with Messrs. Campbell, Fenwick and Chandler with the objective of providing these key leaders with increased employment security and stability. However, working with its consultants (Hewitt Associates in 2006 and CSI in 2007), the Committee concluded that the key benefits provided by such agreements could best be provided by using a broader severance plan, and individual supplemental retirement arrangements for Messrs. Campbell and Fenwick. The Executive Severance Plan provides a level of benefits consistent with the recommendations made to the Committee by both Hewitt Associates and CSI.

The Executive Severance Plan is intended to help the Company attract and retain executives in a talent marketplace where such employment protections are commonly offered. The benefits provided by the plan ease an employee’s transition due to an unexpected and involuntary employment termination due to changes in the Company’s employment needs. Please refer to “Executive Compensation — Potential Payments and Benefits Upon Termination of Employment” and the related tables and footnotes for additional information concerning severance arrangements.

Tax and Accounting Implications

Tax Deductibility

Section 162(m) of the Code limits the allowable tax deduction that we may take for compensation paid to the CEO and certain other executive officers. We believe that compensation paid under our various incentive plans is generally fully deductible by the Company for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of compensation for the named executive officers. While there is no certainty that all executive compensation will be fully deductible under Section 162(m), efforts will be made to maximize its deductibility. We believe that all compensation earned by the named executive officers in 2007 is fully tax deductible under Section 162(m) by the Company.

Nonqualified Deferred Compensation

During 2007, final regulations were issued governing recently enacted tax rules applicable to nonqualified deferred compensation arrangements under Section 409A of the Code. These final regulations became effective on January 1, 2008. The Company intends to operate all applicable plans and agreements in compliance with the final regulations and other applicable guidance and has or will update those plans and agreements in due course. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided under “Executive Compensation — Nonqualified Deferred Compensation.”

Accounting for Stock Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including all awards made pursuant to the 2005 LTIP, in accordance with the requirements of FASB Statement 123(R).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of ACCO Brands Corporation oversees the compensation programs of the Company on behalf of the Board. In fulfilling its oversight responsibilities, the

Committee reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this Proxy Statement.

In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in this Proxy Statement, each of which has been filed with the SEC.

Members of the Compensation Committee:

Pierre E. Leroy (Chairperson)
George V. Bayly
Dr. Patricia O. Ewers
G. Thomas Hargrove
Gordon R. Lohman

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

2007 Summary Compensation Table

The table below provides information regarding the total compensation paid or earned by each of David D. Campbell, Chairman of the Board and Chief Executive Officer; Neal V. Fenwick, Executive Vice President and Chief Financial Officer; and, the Company’s three other most highly compensated executive officers for the fiscal years ended December 31, 2007 and, where applicable, December 31, 2006:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)

David D. Campbell	2007	737,500	—	1,356,493	409,750	284,085	244,536	47,417	3,079,781
Chairman of the Board and	2006	700,000	—	1,472,855	2,819,930	648,500	78,000	70,061	5,789,346
Chief Executive Officer
Neal V. Fenwick	2007	393,750	—	316,452	404,200	109,542	0	50,077	1,274,021
Executive Vice President	2006	375,000	—	339,890	430,652	221,925	562,520	81,490	2,011,477
and Chief Financial Officer
Dennis L. Chandler	2007	393,750	—	316,452	413,635	120,547	36,990	36,353	1,317,727
Chief Operating Officer,	2006	375,000	—	339,890	430,652	233,264	58,000	68,646	1,505,452
Office Products Group
Boris Y. Elisman	2007	346,250	—	134,238	204,786	144,733	9,000	25,217	864,224
President, Computer Products Group
Kriss A. Kirchhoff	2007	325,000	—	70,519	11,828	162,500	13,000	149,557	732,404
President, Global Document Finishing Group

(1)	The amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31 for each year shown that is attributable to stock and option awards made under the Company’s Amended and Restated 2005 Incentive Plan and the Company’s 2005 Assumed Option and Restricted Stock Unit Plan in accordance with FAS 123(R) (but without regard to discounts for estimated forfeitures) and thus include amounts from awards granted in prior years. Assumptions used in the calculation of these amounts are included in Note 3 to the Company’s audited financial statements for the fiscal year ended December 31 for each year shown included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission.

(2)	The amounts listed represent the amount of the MIP award earned by each named executive officer for each year shown. The 2007 MIP award, paid in 2008, is more fully described in the Compensation Discussion and Analysis under the caption “Annual Incentives.” Amounts shown for 2006 for Messrs. Campbell, Fenwick and Chandler also include awards granted under the 2004 — 2006 ACCO World Long Term Incentive Plan, a long-term performance unit cash plan, which was terminated in February, 2006. At that time it was determined that payments for the 2004 — 2006 performance cycle of that plan would be pro-rated to only recognize the actual performance for 2004 — 2005 and would become time vested based on continued employment with the Company through December 31, 2006. For the 2004 — 2005 pro-rata period, the participants earned awards at 166.7% of target. The amounts earned during 2006 and included in the table were: $333,500 for Mr. Campbell; $100,050 for Mr. Fenwick; and $111,389 for Mr. Chandler, which amounts were paid in the first quarter of 2007.

(3)	The amounts listed represent the aggregate change in actuarial present value during each year shown for the named executive officer’s accumulated benefit provided under the Company’s pension plans. None of the named executive officers earned any preferential amounts on their accounts in the nonqualified deferred compensation plans of which they are a participant. During 2007, the accumulated benefit for Mr. Fenwick decreased due to a change in the discount rate used in the actuarial present value calculation, which caused the change to be negative for the year. Further details about these plans are detailed under “Pension Benefits” and “Nonqualified Deferred Compensation” below.

(4)	The following table provides details about each component of the “All Other Compensation” column in the 2007 Summary Compensation Table.

			Company Contributions
		Automobile	to Defined Contribution			Miscellaneous		Tax Gross	Total All Other
Name	Year	Allowance	Plans(a)	Relocation		Perquisites		-Ups(h)	Compensation

David D Campbell	2007	$15,996	$10,125	—		$17,905	(c)	$3,391	$47,417
Neal V. Fenwick	2007	$13,992	$10,125	—		$17,567	(d)	$8,393	$50,077
Dennis L. Chandler	2007	$13,992	$10,125	—		$7,671	(e)	$3,935	$36,353
Boris Y. Elisman	2007	$13,992	$10,125	—		$1,100	(f)	—	$25,217
Kriss A. Kirchhoff	2007	$13,992	$10,125	$124,467	(b)	$973	(g)	—	$149,557

(a)	The amounts shown represent the Company’s maximum allowable 2007 contribution to its tax-qualified 401(k) savings plan.

(b)	Represents the cost to us of travel and temporary living costs incurred for Mr. Kirchhoff in connection with his relocation to the Company’s headquarter offices, and $22,779 for income tax gross-ups attributable to the foregoing.

(c)	Includes the cost to us of personal benefits and perquisites for Mr. Campbell for premiums paid on life and excess long-term disability insurance policies; income tax preparation fees; and dining club membership expenses.

(d)	Includes the cost to us of personal benefits and perquisites for Mr. Fenwick for premiums paid on life and excess long-term disability insurance policies; income tax preparation fees; and personal travel expenses for family members.

(e)	Includes the cost to us of personal benefits and perquisites for Mr. Chandler for premiums paid on an excess long-term disability insurance policy; estate planning and income tax preparation fees.

(f)	Includes the cost to us of personal benefits and perquisites for Mr. Elisman for premiums paid on an excess long-term disability insurance policy.

(g)	Includes the cost to us of personal benefits and perquisites for Mr. Kirchhoff for premiums paid on an excess long-term disability insurance policy.

(h)	Represents the amount of income tax gross-ups for each named executive officer attributable to the miscellaneous perquisites.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer under any of the Company’s incentive plans during the fiscal year ended December 31, 2007.

									All Other	All Other
									Stock	Option
	Grant		Estimated Future Payouts						Awards:	Awards:	Exercise or	Grant Date
	Date for		Under Non-Equity Incentive			Estimated Future Payouts Under Equity Incentive			Number of	Number of	Base Price	Fair Value of
	Equity		Plan Awards(1)			Plan Awards(2)			Shares of	Securities	of Option	Stock and
	-Based		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Underlying	Awards	Option
Name	Awards		($)	($)	($)	(#)	(#)	(#)	or Units(#)(4)	Options(#)(5)	($/Sh)	Awards(6)

David D. Campbell	—		49,781	663,750	1,327,500	—	—	—	—	—	—	—
	03/16/07		—	—	—	39,000	52,000	78,000	23,000	55,000	21.49	$2,021,500
Neal V. Fenwick	—		19,195	255,938	511,875	—	—	—	—	—	—	—
	03/16/07		—	—	—	10,125	13,500	20,250	6,000	14,500	21.49	$527,080
Dennis L. Chandler	—		15,996	255,938	511,875	—	—	—	—	—	—	—
	03/16/07		—	—	—	10,125	13,500	20,250	6,000	14,500	21.49	$527,080
Boris Y. Elisman	—		10,820	173,125	346,250	—	—	—	—	—	—	—
	03/16/07		—	—	—	5,250	7,000	10,500	3,500	7,000	21.49	$277,795
Kriss A. Kirchhoff	—		162,500	162,500	325,000	—	—	—	—	—	—	—
	01/03/07		—	—	—	—	—	—	5,000	—	26.45	$132,250
	03/16/07		—	—	—	4,500	6,000	9,000	3,000	6,000	21.49	$238,110
	12/05/07	(3)	—	—	—	1,875	2,500	3,750	—	—	16.55	$41,375

(1)	Represents threshold, target and maximum payout levels under the MIP for 2007 performance. The actual amount of incentive bonus earned by each named executive officer in 2007 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. In connection with his hiring, Mr. Kirchhoff was guaranteed a 2007 MIP award of not less than his target opportunity. Additional information regarding the design of the MIP and awards granted under the MIP is included under “Annual Incentives” in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)	Amounts shown with respect to the March 16, 2007 award represent threshold, target and maximum PSU awards under the LTIP for the 2007-2009 performance period. The threshold award is 75% of target and the maximum award is 150% of target. Performance below threshold results in no payout, subject to any discretion exercised by the Committee. The grant date fair value of the PSU award was $21.49 per share. Additional information regarding performance-based awards and the 2007-2009 performance period is included under “Long-Term Incentives” in the Compensation Discussion and Analysis.

(3)	Amounts shown with respect to Mr. Kirchhoff’s December 5, 2007 award reflect threshold, target and maximum PSU awards for a 2006-2008 performance period, as further described under “Long-Term Incentives” in the Compensation Discussion and Analysis. The threshold award is 75% of target and the maximum award is 150% of target. Performance below threshold results in no payout, subject to any discretion exercised by the Committee. The grant date fair value of this award was $16.55 per share.

(4)	Amounts shown represent restricted stock units awarded under the LTIP. The grant date fair value of the restricted stock unit award granted on March 16, 2007 was $21.49 per share. The grant date fair value of the restricted stock unit award for Mr. Kirchhoff on January 3, 2007 was $26.45.

(5)	Amounts shown represent stock options awarded under the LTIP. The grant date fair value of the stock option award was $7.45.

(6)	Amounts represent the grant date fair value of each equity award granted in 2007 in accordance with FAS 123(R).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised stock options, restricted stock units that have not vested and equity incentive plan awards for each of the executive officers named in the 2007 Summary Compensation Table as of December 31, 2007.

	Option Awards					Stock Awards
									Equity		Equity
									Incentive		Incentive
									Plan		Plan
						Number of		Market	Awards:		Awards:
						Shares or		Value of	Number		Market
	Number of	Number of				Units of		Shares or	of Unearned		Value of
	Securities	Securities				Stock		Units	Units		Unearned
	Underlying	Underlying				That		That	That		Units That
	Unexercised	Unexercised		Option		Have		Have	Have		Have
	Options	Options		Exercise	Option	Not		Not	Not		Not
	(#)	(#)		Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable(1)		($)	Date	(#)		($)(9)	(#)		($)(9)

David D. Campbell	0	55,000	(2)	21.49	3/15/2014	23,000	(4)	368,920	39,000	(5)	625,560
	256,647	128,353	(3)	22.68	12/6/2012	90,000	(6)	1,443,600	78,750	(7)	1,263,150
	299,084	0		18.25	10/27/2014
	199,389	0		14.42	9/28/2013
	88,660	0		12.32	9/22/2012
Neal V. Fenwick	0	14,500	(2)	21.49	3/15/2014	6,000	(4)	96,240	10,125	(5)	162,405
	60,000	30,000	(3)	22.68	12/6/2012	21,000	(6)	336,840	18,000	(7)	288,720
	71,780	0		18.25	10/27/2014
	39,877	0		14.42	9/28/2013
	20,400	0		12.32	9/22/2012
Dennis L. Chandler	0	14,500	(2)	21.49	3/15/2014	6,000	(4)	96,240	10,125	(5)	162,405
	60,000	30,000	(3)	22.68	12/6/2012	21,000	(6)	336,840	18,000	(7)	288,720
	71,780	0		18.25	10/27/2014
	39,877	0		14.42	9/28/2013
	16,879	0		12.32	9/22/2012
Boris Y. Elisman	0	7,000	(2)	21.49	3/15/2014	3,500	(4)	56,140	5,250	(5)	84,210
	26,664	13,336	(3)	22.68	12/6/2012	8,500	(6)	136,340	7,500	(7)	120,300
	34,781	0		19.59	11/28/2014
Kriss A. Kirchhoff	0	0				5,000	(8)	80,200
		6,000	(2)	21.49	3/15/2014	5,000	(4)	48,120	4,500	(5)	72,180
									1,875	(7)	30,075

(1)	Options would accelerate and become immediately exercisable upon the death, disability or retirement of the named executive officer or upon a change-in-control. Mr. Campbell would be deemed retirement eligible under the terms and conditions of the plans and award agreements under which these options have been granted.

(2)	Stock options in this award vest ratably over the first three anniversaries of the original grant date of March 16, 2007.

(3)	Stock options in this award vest ratably over the first three anniversaries of the original grant date of December 7, 2005.

(4)	Time vested restricted stock units that vest and convert into the right to receive an equal number of shares of the Company’s common stock on March 16, 2011 provided the named executive officer remains in the employ of the Company at that time. The vesting of these stock units could accelerate under the following circumstances and conditions:

Event	Result

Involuntary termination	Award would be prorated to date of separation, conditioned on employment after the first anniversary of grant date.

Retirement	Award would be prorated to date of separation.

Death, Disability or Change-in-Control	The award would fully vest.

(5)	Represents the threshold number of shares that can be earned under performance share units for the three-year performance period ending on December 31, 2009. Any awards so earned would be paid in shares of the Company’s common stock prior to March 15, 2010. The vesting of these units could accelerate under the following circumstances and conditions:

Event	Result

Involuntary termination	Award would be prorated at target levels to date of separation, conditioned on employment after the first anniversary of grant date.

Retirement	Award would fully vest on December 31, 2009 based on actual performance result levels.

Death or Disability	Award would fully vest at target levels.

Change-in-Control	The award would fully vest at maximum award level.

(6)	Time vested restricted stock units that vest and convert into the right to receive an equal number of shares of the Company’s common stock on December 7, 2008 provided the named executive officer remains an employee of the Company at that time. The vesting of these stock units could accelerate under the following circumstances and conditions:

Event	Result

Retirement, Death or Disability	Award would be prorated to date of separation.

Change-in-Control	The award would fully vest but be prorated to the date of termination.

(7)	Represents the threshold number of shares that can be earned under performance share units for the three-year performance period ending on December 31, 2008. In March 2008, this award was modified such that the threshold number of shares that can be earned represents the maximum number of shares that can be earned. See “Long-Term Incentives — 2008 Long-Term Incentives Adjustments” under “Compensation Discussion and Analysis.” Any awards so earned would be paid in shares of the Company’s common stock prior to March 15, 2009. The vesting of these units could accelerate under the following circumstances and conditions:

Event	Result

Involuntary termination	Award would be prorated at target levels to date of separation.

Retirement, Death or Disability	Award would fully vest at target levels but be prorated to the date of termination.

Change-in-Control	The award would fully vest at maximum award levels but be prorated to the date of termination.

(8)	Time vested restricted stock units that vest and convert into the right to receive an equal number of shares of the Company’s common stock on January 4, 2010 provided the named executive officer remains an employee of the Company at that time. The vesting of these stock units could accelerate as discussed in footnote (6) above.

(9)	Reflects the value as calculated based on the closing price of the Company’s common stock on December 31, 2007 of $16.05.

2007 Option Exercises and Stock Vested

There were no exercises of stock options or vesting of stock by any named executive officers during the fiscal year ended December 31, 2007.

2008 Stock-Based Awards

The long-term incentive stock awards granted to the named executive officers on March 19, 2008 under the terms and conditions of the LTIP and applicable respective award agreements are listed below.

	Option Awards		Stock Awards
	Number of
	Securities
	Underlying
	Unexercised
	Options	Option Exercise	Restricted Stock	Performance Share
Name	(#)(1)	Price ($)	Units(2) (#)	Units (#)(3)

David D. Campbell	73,465	14.02	30,372	50,000
Neal V. Fenwick	21,400	14.02	11,000	16,650
Dennis L. Chandler	21,400	14.02	11,000	16,650
Boris Y. Elisman(4)	*	*	*	*
Kriss A. Kirchhoff	17,500	14.02	8,200	13,575

(1)	Options vest ratably over the first three anniversaries of the March 19, 2008 grant date. The options would accelerate and become immediately exercisable upon the death, disability or retirement of the named executive officer or upon a change-in-control. Mr. Campbell would be deemed retirement eligible under the terms and conditions of the LTIP and his award agreements.

(2)	Time vested restricted stock units that vest and convert into the right to receive an equal number of shares of the Company’s common stock on March 19, 2012 provided the named executive officer remains in the employ of the Company at that time. The vesting of these stock units could accelerate under the following circumstances and conditions:

Event	Result

Involuntary Termination	Award would be prorated to date of separation, conditioned on employment after the first anniversary of the grant date.

Retirement	Award would be prorated to date of separation.

Death, Disability or Change-in-Control	Full vesting.

(3)	Represents the threshold number of shares that can be earned under performance share units for the three-year performance period ending on December 31, 2010. Any awards so earned would be paid in shares of the Company’s common stock prior to March 15, 2011. The vesting of these units could accelerate under the following circumstances and conditions:

Event	Result

Involuntary Termination	Award would be prorated at target levels to date of separation, conditioned on employment after the first anniversary of the grant date.

Retirement	Award would fully vest on December 31, 2010 based on actual performance result levels.

Death or Disability	Full vesting at target levels.

Change-in-Control	Converts to a restricted stock unit at maximum award level with vesting treatment as noted above in footnote (2).

(4)	Mr. Elisman is expected to receive a grant of stock-based awards for 2008, however, the award had not been finalized in time for inclusion within this table.

Pension Benefits

			Present Value
		Years of	of
		Credited	Accumulated	Payments During
		Service	Benefit(1)	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

David D. Campbell	ACCO Pension	9.42	112,000	—
	Supplemental Pension	9.42	160,000	—
	Retirement Arrangement	9.42	146,000	—
Neal V. Fenwick	ACCO Europe Pension	20.0	2,948,015	—
	ACCO Pension	1.75	12,000	—
	Supplemental Pension	1.75	16,000	—
	Retirement Arrangement	1.75	47,000	—
Dennis L. Chandler	ACCO Pension	14.5	158,000	—
	Supplemental Pension	14.5	128,000	—
Boris Y. Elisman	ACCO Pension	3.17	23,000	—
	Supplemental Pension	3.17	21,000	—
Kriss A. Kirchhoff	ACCO Pension	1.08	10,000	—
	Supplemental Pension	1.08	4,000	—

(1)	Amounts reported above as the actuarial present value of accumulated benefits under the ACCO Pension and the Supplemental Pension are computed using the interest and mortality assumptions that the Company applies to amounts reported in its financial statement disclosures, and are assumed to be payable at age 65. The interest rate assumption is 6.61% for both plans. The mortality table assumption for the ACCO Pension is the Optional Combined Mortality Table for 2007. The mortality table assumption for the Supplemental Pension is the same. Amounts reported above as the actuarial present value of accumulated benefit for Mr. Fenwick under the ACCO Europe Pension assumes an interest rate of 5.8%, an inflation rate of 3.25%, an exchange rate (as of December 31, 2007) of $1.9973 to One British Pound and utilizes the PMA 92 Base 5 Mortality Table. Amounts reported as the actuarial present value of accumulated benefits for Mr. Campbell and Mr. Fenwick under their respective retirement arrangements are computed using the same U.S. mortality and interest assumptions as apply under those executives’ other respective pension plans, above, net of the applicable offset for those other benefits provided under their respective retirement arrangements.

The Pension Benefits table provides information regarding the number of years of credited service, the present value of accumulated benefits, and any payments made during the last fiscal year with respect to the ACCO Brands Corporation Pension Plan for Salaried and Certain Hourly Paid Employees (“ACCO Pension”), the ACCO World Corporation Supplemental Retirement Plan (“Supplemental Pension”), the ACCO Europe Pension Plan (“ACCO Europe Pension”), the retirement arrangement for Mr. Campbell and the retirement arrangement for Mr. Fenwick.

The ACCO Pension is a broad-based, tax-qualified defined benefit pension plan, which provides a monthly cash benefit upon retirement to eligible employees of the Company. In general, eligible employees include all salaried and certain hourly — paid employees (regularly scheduled to work at least twenty hours per week) of the Company, except leased employees, independent contractors, certain collectively-bargained employees, and employees accruing benefits under an affiliated — company foreign pension plan. Employees must complete one year of service to participate in the ACCO Pension and five years of service to vest in the benefit. The determination of benefits under the ACCO Pension is based upon years of credited service with the Company and its participating U.S. subsidiaries and the average of the highest five consecutive years of earnings within the last ten years of vesting service. “Eligible Earnings” include base pay and certain regularly occurring bonuses, but do not include amounts that have been deferred and, for years of credited service prior to 2002, annual bonuses.

The Supplemental Pension is an unfunded nonqualified defined benefit pension plan which covers compensation and benefit amounts in excess of the Internal Revenue Code’s qualified plan limits in the ACCO Pension, and taking into account in determining compensation amounts deferred under the Company’s former deferred compensation plan. Otherwise, the provisions of the Supplemental Pension are generally the same as those of the ACCO Pension. Participants in the Supplemental Pension may separately elect from the optional forms of payment of benefits available under the ACCO Pension other than a lump-sum. Certain other restrictions on payment apply to the Supplemental Pension, consistent with the requirements of Internal Revenue Code Section 409A.

Benefits under the ACCO Pension and Supplemental Pension are calculated in the following manner: A participant’s benefit for credited service accrued prior to January 1, 2002 equals the product of (A) his years of credited service multiplied by (B) the sum of (i) 0.75% of Eligible Earnings up to the participant’s applicable Social Security-covered compensation amount, plus (ii) 1.25% of the participant’s final Eligible Earnings in excess of the participant’s applicable Social Security-covered compensation amount (up to a maximum of thirty years). The participant’s benefit for credited service accrued since January 1, 2002 equals the product of (C) his years of credited service multiplied by (D) 1.25% of the participant’s final average Eligible Earnings, except that for years of credited service since January 1, 2007, the annual benefit accrual rate is 1.00% instead of 1.25%. Participants are fully vested in benefits after five years of service, with no vesting prior to that date. None of the above executives are entitled to additional credited service other than that which has been earned during their employment.

Several forms of benefit payments are available under the ACCO Pension and the Supplemental Pension. The Pension Plan offers a single life annuity option, 5 and 10-year period certain and life annuity options, 50%, 75% and 100% joint and contingent beneficiary options, and a social security benefit adjustment option. Minimum lump-sum distributions of benefits are available if less than or equal to $1,000. The payout option must be elected by the participant before benefit payments begin. Each option available under the Pension Plan is actuarially equivalent.

Normal retirement benefits commence at age 65. Under the ACCO Pension and Supplemental Pension, early retirement benefit payments are available in an actuarially reduced amount to participants upon attainment of age 55 and completion of at least five years of vesting service. As of December 31, 2007, only Mr. Campbell was eligible for early retirement benefits under the ACCO Pension or the Supplemental Pension. The ACCO Pension and Supplemental Pension both recognize prior service with Fortune Brands, Inc. and other companies previously related to the Company, for periods before the spin-off of the Company on August 16, 2005, for vesting purposes. Mr. Campbell’s combined period of service is nineteen years.

Mr. Fenwick is also entitled to a pension benefit under the ACCO Europe Pension in which he participated until April 1, 2006. The ACCO Europe Pension is a broad-based, defined benefit pension plan which provides a benefit upon retirement to eligible employees of ACCO UK Limited and certain other European subsidiaries of the Company. Mr. Fenwick was eligible to participate in the ACCO Europe Pension Plan based on his prior European employment with the Company. Benefits are payable upon retirement at or after age 62 with twenty years of credited service, as a single life annuity, in an amount equal to two-thirds (2/3) of Mr. Fenwick’s final Pensionable Earnings while a participant in this plan. Pensionable Earnings are defined as Mr. Fenwick’s base salary for the preceding full year prior to April 1, 2006 together with the average annual bonus paid for the preceding three years. Benefits under this plan are based on the higher of (1) pensionable earnings for the full year immediately prior to April 1, 2006 , or (2) the average of any three consecutive years of pensionable earnings in the last ten years prior thereto. Mr. Fenwick is fully vested in this benefit. He will be eligible for early retirement under this plan upon attainment of age 50.

Each of Messrs. Campbell and Fenwick have been provided with a retirement arrangement with the Company that provides them a supplemental retirement benefit based on credit for their service prior to August 16, 2005 for Mr. Campbell and April 1, 2006 for Mr. Fenwick with predecessors of the Company and its then-affiliates while participating in non-Company pension plans of then-affiliates — Mr. Campbell as an employee of Fortune Brands, Inc. and Mr. Fenwick as an employee of the Company’s United Kingdom subsidiary. Under the retirement arrangements, Messrs. Campbell and Fenwick are entitled to a supplemental nonqualified benefit upon retirement over and above what is provided them under the Company’s defined benefit pension plans. The benefit provided under the retirement arrangements equals the excess of (i) a tentative benefit under the Company’s defined benefit pension plans, as described above, computed based on their combined service with the Company and its non-participating then-affiliates but applying the Company

Pension accrual rate as in effect on January 1, 2007 (1.00% per year of service, as described above) over (ii) the sum of the actual benefit amounts due to the executive from such Company and then-affiliate pension plans in respect of his participation in such plans. In each case, the benefit is expressed as an unreduced single life annuity payable at an age 65 normal retirement age.

See also “Retirement Benefits” in the Compensation Discussion and Analysis section of this Proxy Statement for additional discussion of the Company’s defined benefit and other retirement plans.

Nonqualified Deferred Compensation

The following table sets forth information with respect to nonqualified deferred compensation plan contributions, earnings and distributions for participating named executive officers during the fiscal year ended December 31, 2007.

	Executive	Registrant			Aggregate
	Contributions	Contributions	Aggregate	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	Earnings in Last	Withdrawals/	Last Fiscal
	Year	Year	Fiscal Year	Distributions in	Year-End
Name	($)	($)	($)	Last Fiscal Year	($)

David D. Campbell	—	—	33,536	—	497,902
Dennis L. Chandler	—	—	2,990	—	44,384

Messrs. Campbell and Chandler have balances in deferred compensation accounts under the Company’s Supplemental Retirement Plan. The balances in these accounts, which are unfunded and are unsecured obligations of the Company subject to claims of the Company’s general creditors, are otherwise fully vested and non-forfeitable. For the year 2007, the balances in these accounts were deemed to have been invested in an interest bearing account determined by the Plan’s administrative committee. In 2007, the investment return was predicated on the Citigroup U.S. Broad Investment Grade Bond Index which had an annualized return of 7.2% for the year 2007. Subject to limitations imposed by Section 409A of the Code, account balances are payable to Messrs. Campbell and Chandler as soon as practicable following termination of employment. Each of them may designate a beneficiary to receive the unpaid portion of their account in the event of their death.

Potential Payments Upon Termination or a Change-in-Control

The Company does not have written employment agreements with any of its executive officers. Although the Company has entered into severance and change-in-control agreements with certain executive officers, none of the named executive officers are covered by any such agreement. Executive officers, including the named executive officers, that have not entered into such agreements were covered by the Company’s Executive Severance Plan at December 31, 2007 and continue to be so covered as of the date of this Proxy Statement.

The Company’s Executive Severance Plan provides the named executive officers the following payments and benefits upon (i) an involuntary termination without “cause” and (ii) voluntary termination for “good reason” or involuntary termination without “cause” within 24 months after (and in certain circumstances preceding) a change-in-control:

•	Involuntary Termination: 24 months of base salary and two years of target bonus for the year of separation for Mr. Campbell; 21 months of base salary plus one year of target bonus for the year of separation for Mr. Fenwick and Mr. Chandler; and 18 months of base salary plus one year of target bonus for the year of separation for the other named executive officers.

•	Change in Control Termination: 2.99 times base salary plus 2.99 times bonus for the year of separation for Mr. Campbell; 2.25 times base salary plus 2.25 times bonus for the year of separation for Mr. Fenwick and Mr. Chandler; 2.00 times base salary plus 2.00 times bonus for the year of separation for the other named executive officers. The bonus amount is based on the greater of (i) a target bonus for the year of the named executive officer’s termination, or (ii) the bonus that would be paid using the Company’s most recent financial performance outlook report that is available as of the named executive officer’s termination date.

•	Outplacement services for an amount not to exceed $60,000 for Mr. Campbell and $30,000 for each other named executive officer.

•	Gross-up payment for any “golden parachute” excise tax that may be payable by them under Section 4999 of the Internal Revenue Code, plus any income and employment taxes on the gross-up payment, with respect to the severance payments and other benefits due to them (whether under the Executive Severance Plan or otherwise), unless the amount of any “excess parachute payments” paid or payable by them does not exceed 330% of the executive’s “base pay” as determined pursuant to Section 280G of the Internal Revenue Code, in which case the gross-up payment is not paid and the severance and other golden parachute payments would be reduced so that no amount would constitute an “excess parachute payment” for purposes of Sections 280G and 4999 of the Internal Revenue Code; and

•	Any amounts payable under the Executive Severance Plan are reduced by amounts payable to a named executive officer under any other severance plan applicable to the executive or agreement that has been entered into between the Company and the executive.

Medical and other welfare benefits continue for the executive’s severance period on the same cost-sharing basis as if employment had not terminated. No severance or change-in-control payments would be made until the named executive officer executes a release waiving any and all claims the executive may have against the Company.

The following tables set forth for each named executive officer the estimated payments and other benefit amounts that would have been received by the named executive officer or his estate if his employment had terminated on December 31, 2007, under the following circumstances:

•	voluntary termination by the named executive officer;

•	termination by the Company for cause;

•	termination by the Company without cause;

•	following (or in certain circumstances preceding) a change-in-control, a termination by the Company without “cause” or by the executive for “good reason”;

•	termination associated with retirement for Mr. Campbell (currently Messrs. Fenwick, Chandler, Elisman, and Kirchhoff do not qualify for retirement benefits). Retirement means, retirement at age 55 with at least five years of service; or

•	termination as a result of death or disability.

In preparing the tables it is assumed that the named executive officer has no earned but unpaid salary or accrued and unused vacation benefits at the time of termination.

David D. Campbell

				Termination
				by the
				Company
				without cause
				or by the
				executive for
			Termination	“good reason”
	Voluntary	Termination	by Company	following a
	termination	by Company	without	change in		Death or
	by executive	for cause(1)	cause	control	Retirement	Disability
Payments and Benefits	$	$	$	$	$	$

Compensation
Cash severance(2)	—	—	2,850,000	4,260,750	—	—
Annual Incentive	284,085	—	284,085	284,085	284,085	284,085
Benefits:
Continuation of benefits(3)	—	—	63,000	94,000	—	—
Outplacement services	—	—	60,000	60,000	—	—
Accelerated Vesting of Stock-Based Awards:
Value of Stock Options(4)	—	—	—	—	—	—
Value of Stock Awards(5)(6)	3,257,356	3,257,356	3,257,356	4,729,844	3,257,356	3,626,276
Total	3,541,441	3,257,356	6,514,441	9,428,679	3,541,441	3,910,361

(1)	Any cash severance payments made in connection with a termination for cause would be at the discretion of the Compensation Committee.

(2)	Assumes a base salary of $750,000 and an annual target bonus of 90% of base salary, or $675,000. Amounts of cash severance are paid as a lump-sum.

(3)	Represents the approximate value of the employer subsidy to broad-based employee benefit plans for the executive’s benefit during the severance period.

(4)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2007 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(5)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all unvested restricted stock units and performance stock units which accelerate in connection with the specified event.

(6)	Mr. Campbell currently qualifies as a retiree under the Company’s stock award plans and therefore, would be entitled to accelerated vesting under all events of termination. The additional benefits payable upon a change-in-control represent the payment of performance stock units at the maximum performance award level.

Neal V. Fenwick

				Termination
				by the
				Company
				without cause
				or by the
				executive for
				“good reason”
	Voluntary	Termination by	Termination	following a	Death
	termination	Company for	by Company	change in	or
	by executive	cause(1)	without cause	control	Disability
Payments and Benefits	$	$	$	$	$

Compensation:
Cash severance(2)	—	—	960,000	1,485,000	—
Annual Incentive	109,541	—	109,541	109,541	109,541
Benefits:
Continuation of benefits(3)	—	—	37,000	47,000	—
Outplacement services	—	—	30,000	30,000	—
Accelerated Vesting of Stock-Based Awards:
Value of Stock Options(4)	—	—	—	—	—
Value of Stock Awards(5)	—	—	—	1,042,345	804,323
Total	109,541	—	1,136,541	2,713,886	913,864

(1)	Any cash severance payments made in connection with a termination for cause would be at the discretion of the Compensation Committee.

(2)	Assumes a base salary of $400,000 and an annual target bonus of 65% of base salary, or $260,000. Amounts of cash severance are paid as a lump-sum.

(3)	Represents the approximate value of the employer subsidy to broad-based employee benefit plans for the executive’s benefit during the severance period.

(4)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2007 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(5)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all unvested restricted stock units and performance share units which accelerate in connection with the specified event.

Dennis L. Chandler

				Termination
				by the
				Company
				without cause
				or by the
				executive for
				“good reason”
	Voluntary	Termination by	Termination	following a	Death
	termination	Company for	by Company	change in	or
	by executive	cause(1)	without cause	control	Disability
Payments and Benefits	$	$	$	$	$

Compensation:
Cash severance(2)	—	—	960,000	1,485,000	—
Annual Incentive	120,547	—	120,547	120,547	120,547
Benefits:
Continuation of benefits(3)	—	—	37,000	47,000	—
Outplacement services	—	—	30,000	30,000	—
Accelerated Vesting of Stock-Based Awards:
Value of Stock Options(4)	—	—	—	—	—
Value of Stock Awards(5)	—	—	—	1,042,345	804,323
Total	120,547	—	1,147,547	2,724,892	924,870

(1)	Any cash severance payments made in connection with a termination for cause would be at the discretion of the Compensation Committee.

(2)	Assumes a base salary of $400,000 and an annual target bonus of 65% of base salary, or $260,000. Amounts of cash severance are paid as a lump-sum.

(3)	Represents the approximate value of the employer subsidy to broad-based employee benefit plans for the executive’s benefit during the severance period.

(4)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2007 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(5)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all unvested restricted stock units and performance stock units which accelerate in connection with the specified event.

Boris Y. Elisman

				Termination
				by the
				Company
				without cause
				or by the
				executive for
				“good reason”
	Voluntary	Termination by	Termination	following a	Death
	termination	Company for	by Company	change in	or
	by executive	cause(1)	without cause	control	Disability
Payments and Benefits	$	$	$	$	$

Compensation:
Cash severance(2)	—	—	700,000	1,050,000	—
Annual Incentive	144,733	—	144,733	144,733	144,733
Benefits:
Continuation of benefits(3)	—	—	32,000	42,000	—
Outplacement services	—	—	30,000	30,000	—
Accelerated Vesting of Stock-Based Awards:
Value of Stock Options(4)	—	—	—	—	—
Value of Stock Awards(5)	—	—	—	480,671	370,467
Federal Excise Tax and Gross-Up(6)	—	—	—	736,241	—
Total	144,733	—	906,733	2,483,645	515,200

(1)	Any cash severance payments made in connection with a termination for cause would be at the discretion of the Compensation Committee.

(2)	Assumes a base salary of $350,000 and an annual target bonus of 50% of base salary, or $175,000. Amounts of cash severance are paid as a lump-sum.

(3)	Represents the approximate value of the employer subsidy to broad-based employee benefit plans for the executive’s benefit during the severance period.

(4)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all unvested restricted stock units and performance stock units which accelerates in connection with the specified event.

(5)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all unvested restricted stock units and performance stock units which accelerate in connection with the specified event.

(6)	Upon a change-in-control of the Company, Mr. Elisman may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as discussed above.

Kriss A. Kirchhoff

				Termination
				by the
				Company
				without cause
				or by the
				executive for
				“good reason”
	Voluntary	Termination by	Termination	following a	Death
	termination	Company for	by Company	change in	or
	by executive	cause(1)	without cause	control	Disability
Payments and Benefits	$	$	$	$	$

Compensation:
Cash severance(2)	—	—	650,000	1,485,000	—
Annual Incentive	162,500	—	162,500	162,500	162,500
Benefits:
Continuation of benefits(3)	—	—	34,500	46,000	—
Outplacement services	—	—	30,000	30,000	—
Accelerated Vesting of Stock-Based Awards:
Value of Stock Options(4)	—	—	—	—	—
Value of Stock Awards(5)	—	—	—	332,830	264,660
Federal Excise Tax and Gross-Up(6)	—	—	—	527,189	—
Total	162,500	—	877,000	2,073,519	427,160

(1)	Any cash severance payments made in connection with a termination for cause would be at the discretion of the Compensation Committee.

(2)	Assumes a base salary of $325,000 and an annual target bonus of 50% of base salary, or $162,500. Amounts of cash severance are paid as a lump-sum.

(3)	Represents the approximate value of the employer subsidy to broad-based employee benefit plans for the executive’s benefit has enrolled in during the severance period.

(4)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2007 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(5)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all unvested restricted stock units and performance stock units which accelerate in connection with the specified event.

(6)	Upon a change-in-control of the Company, Mr. Kirchhoff may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as discussed above.

2007 DIRECTOR COMPENSATION

Cash Compensation. Each non-employee director of ACCO Brands is paid an annual fee of $60,000 for services as a director and, effective December 5, 2007, receives an attendance fee of $1,500 for each meeting of the Board of Directors attended and for attendance at each meeting of a committee of the Board of Directors on which such director serves. Mr. Hargrove receives an additional $12,000 for service as chairperson of the Audit Committee and Mr. Lohman receives an additional $6,000 for service as a chairperson of the Corporate Governance and Nominating Committee. For 2007, Mr. Leroy received $6,000 for service as chairperson of the Compensation Committee. Effective for 2008, this fee was increased to $12,000 to reflect the increased involvement and responsibilities of this position. In addition, effective December 7, 2007, the Presiding Independent Director is paid an annual retainer of $20,000.

Insurance. Directors traveling on company business are covered by our business travel accident insurance policy which generally covers all of our employees and directors.

Equity-based Compensation for Non-employee Directors. For 2007, each non-employee director is eligible to receive a $60,000 annual restricted stock unit grant under the LTIP. Non-employee directors appointed to the Board other than at an annual meeting receive a pro-rata portion of such amount based on the time between that date of appointment and the date of the next annual meeting. Under the terms of the plan and each individual director’s restricted stock unit award agreement, each restricted stock unit represents the right to receive one share of our common stock and is fully vested and nonforfeitable on the date of grant. The payment of all restricted stock units to non-employee directors are deferred under our Deferred Compensation Plan for Directors (the “Deferred Plan”), which provides that such awards are payable within 30 days after the conclusion of service as a director or immediately upon a change of control of ACCO Brands. Directors holding deferred restricted stock units are credited with additional restricted stock units based on the amount of any dividend paid by ACCO Brands. Effective for 2008, the value of the annual restricted stock unit grant to be granted will increase to $70,000.

Upon filing a timely election, a director may also elect to defer the cash portion of his or her compensation under the Deferred Plan. In such an event the director can choose to have his deferral account credited in either or both of a phantom fixed income or phantom stock unit account. The phantom stock unit account would correspond to the value of, and the dividend rights associated with, an equivalent number of shares of ACCO Brands’ common stock. The balance in a phantom account, upon the conclusion of service as a director or upon a change in control, would be paid to the director in either a lump sum cash distribution or a lump sum distribution of shares of ACCO Brands’ common stock, as the director may elect. Our obligation to redeem a phantom account is unsecured and is subject to the claims of our general creditors. In 2007, Mr. Hargrove elected to defer all of his cash compensation in the form of the Company’s common stock through phantom stock units. As of December 31, 2007 Mr. Hargrove has deferred a total of 13,701 stock units having a total market value as of that date of $219,764 based on that day’s closing price on the New York Stock Exchange of $16.04.

The following table sets forth the amount of cash compensation, equity compensation, and aggregate compensation paid to members of our Board of Directors in 2007:

	Fees Earned or	Stock
Name	Paid in Cash	Awards(1)	Total

George V. Bayly	$64,500	$60,000	$124,500
Duane L. Burnham(2)	4,121	26,100	30,221
Dr. Patricia O. Ewers	64,500	60,000	124,500
G. Thomas Hargrove	—	136,500	136,500
Robert J. Keller	64,500	60,000	124,500
Pierre E. Leroy	72,357	60,000	132,357
Gordon R. Lohman	70,500	60,000	130,500
Robert H. Jenkins(3)	53,915	71,671	125,586
Norman H. Wesley	61,500	60,000	121,500

(1)	Represents the proportionate amount of the total fair value of stock awards recognized by the Company as an expense in 2007 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with FAS 123R (but without regard to discounts for estimated forfeitures). The assumptions used in determining the grant date fair values of these awards are set forth in Note 3 to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

(2)	Mr. Burnham was appointed to the Board effective December 6, 2007.

(3)	Mr. Jenkins was appointed to the Board on March 5, 2007.

The aggregate number of RSUs and stock options held by each director as of December 31, 2007 was as follows:

Director	Number of RSUs	Number of Options

George V. Bayly	7,290	25,000
Duane L. Burnham	1,577	—
Dr. Patricia O. Ewers	7,290	—
G. Thomas Hargrove	13,701	15,000
Robert H. Jenkins	3,207	—
Robert J. Keller	7,290	—
Pierre E. Leroy	7,290	—
Gordon R. Lohman	7,290	—
Norman H. Wesley	7,290	—

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE
CLASSIFICATION OF THE BOARD OF DIRECTORS

(Proxy Item 2)

The Board of Directors has unanimously approved an amendment to our Restated Certificate of Incorporation to eliminate the classification of our Board of Directors. The proposed amendment, which is subject to the approval of our stockholders, provides for a progressive declassification of the Board of Directors as described further below.

Description of Proposed Amendment

Article VII of our Restated Certificate of Incorporation as well as Section 2 of Article III of our by-laws currently provide that our directors are to be divided into three classes, with each class serving a three-year term. Thus, at each annual meeting, our stockholders vote to elect nominees that, if elected, comprise approximately one-third of the total number of directors serving on our Board.

If the proposed amendment to the Restated Certificate of Incorporation is approved by our stockholders, the classification of the Board would be fully eliminated by the 2010 Annual Meeting. The amendment provides that at each annual meeting of stockholders beginning with the 2008 Annual Meeting, nominees for director are to be elected for one-year terms of office, except that any director who prior to the 2008 Annual Meeting was elected to a term that continues beyond the date of the 2008 Annual Meeting will continue in office for the remainder of his or her elected term. As a result, the nominees for Class III directors, whose terms expire at the 2008 Annual Meeting, would serve for a one-year term expiring at the 2009 Annual Meeting. At the 2009 Annual Meeting, stockholders would vote to elect nominees to fill the positions of these directors and the current Class I directors, whose terms expire at the 2009 Annual Meeting. Beginning with the 2010 Annual Meeting and at each annual meeting thereafter, all seats on the Board of Directors would be up for election and all nominees elected for one-year terms.

The proposed amendment to the Restated Certificate of Incorporation also provides that any director chosen as a result of a newly created directorship or to fill a vacancy on the Board will hold office until the next annual meeting of stockholders, except that a successor appointed to fill a vacancy in a board seat of a director who prior to the 2008 Annual Meeting was elected to a term that continues beyond the date of the 2008 Annual Meeting (i.e., a successor to a Class I or Class II director) will hold office for the remainder of such former director’s term. In accordance with the Delaware General Corporation Law, the proposed amendment also would allow any of our directors to be removed by stockholders without cause following the declassification of the Board, while maintaining the current vote requirement to do so. In addition, the proposed amendment removes certain restrictions, no longer applicable, that were put in place in connection with our merger with GBC in 2005, as well as other ministerial amendments to Article VII of the Restated Certificate of Incorporation.

If the proposed amendment to the Restated Certification of Incorporation is not approved by stockholders, the Board will remain classified, and the nominees elected as directors at the 2008 Annual Meeting will serve until the 2011 Annual Meeting, subject to their earlier retirement, resignation, disqualification, removal or death. Nominees for director of the class whose term is expiring at each annual meeting thereafter would continue to be elected for three-year terms.

Reasons for Proposed Amendment

The classified structure of the Board has been in place since the Company was formed following its spin-off from Fortune Brands in August, 2005. The Board believes that a classified board structure can provide certain advantages, including among other things continuity and stability in the board’s leadership and policies, and in the management of the Company’s business and affairs. Given our recent history as a stand-alone entity, we believe that this structure facilitated our ability to plan and implement our long-term business and operational strategies. In addition, a classified board encourages potential acquirers to seek to negotiate with the target company’s board of directors rather than pursue a non-negotiated or hostile take-over attempt.

Conversely, there typically has been considerable stockholder support at other public companies when board declassification proposals have been presented. Many investors consider the election of directors as the principal method by which stockholders can express their opinions on a company’s performance, influence corporate governance policies and hold management accountable. A classified board of directors makes it more difficult for stockholders to effect significant changes in the composition of a board of directors, even where a majority of the stockholders are dissatisfied with the performance of incumbent directors. This can have the effect of hindering the stockholders’ ability to influence changes in corporate governance policies and company performance.

The Board examined the arguments for and against a classified board and determined that the Company’s stockholders should have an opportunity to express their opinions on the performance of all directors each year rather than over a three-year period. Because there is no limit to the number of terms an individual may serve, we do not expect that the continuity and stability of the Board’s membership and our long-term strategic planning will be adversely affected. In approving the proposed amendment, the Board determined it was preferable to phase out the classification of the Board in order to ensure a smoother transition to a fully declassified board and to allow directors to serve out the three-year terms they previously had been elected to serve by our stockholders.

As required by Article IX of our Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock is required to approve the proposed amendment to the Restated Certificate of Incorporation. The Board of Directors recommends that you vote “FOR” Item 2.

The full text of the proposed amendment to Article VII of the Restated Certificate of Incorporation is attached as Appendix A-1 to this Proxy Statement. Also included as Appendix A-2 is the text of Article VII as marked to show the proposed changes to be made to the current Article VII as contemplated by the proposed amendment. If approved by stockholders, the proposed amendment will be effective when we file a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. A similar amendment to our by-laws will also become effective, although stockholder approval is not required to amend our by-laws, and we are not requesting that stockholders take any action with respect to our by-laws.

AMENDMENT TO THE AMENDED AND RESTATED ACCO BRANDS CORPORATION 2005
INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

(Proxy Item 3)

At the Annual Meeting, there will be submitted a proposal to approve an amendment to the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan (the “Plan”). The Plan, as currently amended and restated, was originally approved by our stockholders at our 2006 Annual Meeting of Stockholders. On February 27, 2008, the Board of Directors adopted a resolution to amend the Plan, subject to stockholder approval, based upon a recommendation of the Compensation Committee of the Board of Directors (the “Committee”) and management.

If approved, the amendment would increase the number of shares of common stock authorized to be issued under the Plan by 2,125,000 shares, which would bring the maximum number of shares authorized for issuance as awards under the Plan to 6,703,000 shares. As of March 1, 2008, there were outstanding awards covering 3,232,952 shares (assuming target level of achievement with respect to equity-based performance awards).

In addition to increasing the number of shares authorized for issuance under the Plan, the proposed amendment would provide for a minimum three-year vesting requirement for awards of restricted stock and restricted stock units that are subject only to a continued employment or service condition, except that approximately 5% of the shares available for awards under the Plan would not be subject to this minimum vesting requirement.

Approval of the amendment to the Plan requires the affirmative vote of a majority in voting power of the shares of our common stock of the Company represented in person or by proxy at the meeting and entitled to vote.

The following description of the Plan sets forth the material terms of the Plan, as proposed to be amended. However, it does not purport to be complete and is qualified in its entirety by reference to the terms of the Plan, a copy of which, as proposed to be amended, is attached to this Proxy Statement as Appendix B. The Board of Directors recommends that you vote FOR Item 3.

Purpose

The purpose of the Plan is to aid ACCO Brands and its subsidiaries in achieving superior long-term performance through attracting, retaining and motivating the best available key employees and non-employee directors. The Plan seeks to achieve this purpose by providing incentives linked to value creation for stockholders and achievement of certain long-term strategic and financial goals.

Administration

The Plan is administered by the Committee, which is composed entirely of non-employee directors who meet the criteria of “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”), “non-employee director” under the rules adopted under Section 16 of the Securities Exchange Act of 1934, and “independent director” under the rules of the New York Stock Exchange. The Committee has the power and authority to construe and interpret the Plan, select the individuals who will receive awards from among the eligible participants, and determine the form of those awards, the number of shares or dollar targets of the awards, and all terms and conditions of the awards, except that awards granted to non-employee directors are granted and administered by the full Board of Directors. The Committee has the power to delegate to an officer of ACCO Brands the right to designate key employees (other than to the delegate or officers of ACCO Brands) to receive awards subject to a maximum aggregate number of awards approved by the Committee. The Committee is empowered to approve and certify the level of attainment of any performance targets established in connection with awards under the Plan as may be required under Section 162(m) of the Code.

Eligibility

Key employees, including officers, and non-employee directors are eligible to receive awards under the Plan. Approximately 400 persons are eligible to participate in the Plan as of March 1, 2008.

Award Forms

Under the Plan, the Committee may grant incentive stock options (except to non-employee directors) that meet the criteria of Section 422 of the Code, and nonqualified stock options, which are not intended to qualify as incentive stock options. Both types of stock option awards will be exercisable for shares of common stock of ACCO Brands. The Committee may also grant stock appreciation rights (“SARs”), either in tandem with stock options or on a stand-alone basis payable in cash or in common stock of ACCO Brands. The Committee may also grant restricted stock, restricted stock units (“RSUs”), performance-based awards and other cash- and stock-based awards.

Awards (other than awards of options, SARs or certain annual incentive awards) that are outstanding on a dividend record date for our common stock may, in the discretion of the Committee, earn (a) dividends in the case of restricted stock awards or (b) dividend equivalents in the case of all other awards in an amount equal to the dividends or other distributions that would have been paid on the shares covered by such award had the covered shares been issued and outstanding on the dividend record date.

Maximum Stock Award Levels

The maximum number of shares available for awards under the Plan after giving effect to the amendment will be 6,703,000 shares of our common stock. As of March 1, 2008, there were outstanding awards covering 3,232,952 shares (assuming target level of achievement with respect to outstanding equity-based performance awards), leaving 1,345,048 shares available to be issued or allocated under future awards. To the extent any shares of stock covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash or used to satisfy any applicable tax-withholding obligation, such shares will not be considered as having been made subject to award. Any shares of common stock delivered to us by a participant or otherwise reacquired by ACCO Brands upon exercise of an option in payment of all or part of the option, or delivered or withheld in satisfaction of withholding taxes with respect to an award shall be additional shares available for award under the Plan. Any shares not issued to a participant upon exercise of a stock-settled SAR will be additional shares under the Plan.

The following additional limits apply to the Plan:

•	Not more than 500,000 shares of common stock may be made subject to options and not more than 500,000 shares may be made subject to SARs annually under the Plan to any participant who is or is expected to be a “covered employee” under Section 162(m) of the Code.

•	Not more than 500,000 shares of common stock may be made subject to restricted stock or RSU awards that are subject to performance objectives annually under the Plan to any covered employee.

•	No performance award shall be granted during any performance period to any covered employee having an aggregate maximum dollar value in excess of $10,000,000 or an aggregate maximum amount of common stock in excess of 500,000 shares. The foregoing numbers of shares may be increased or decreased by the events described in “Adjustments” below.

Stock Option Awards

Stock options awards may be either incentive stock options or nonqualified stock options. Options will expire no later than the tenth anniversary of the date of grant. The exercise price of stock options may not be less than the fair market value of a share of our common stock on the date of grant. The Committee may establish vesting or performance requirements which must be met prior to the exercise of the stock options.

Stock Appreciation Rights

The Committee may grant stock appreciation rights, or SARs, independently of any stock option or in tandem with all or any part of a stock option granted under the Plan. SARs will expire no later than the tenth anniversary of the date of grant, and the exercise price of a SAR may not be less than the fair market value of a share of our common stock on the date of grant. Generally, upon exercise, a SAR entitles a participant to receive (in cash, shares of common stock or a combination thereof as determined by the Committee) the excess of the fair market value of a share of common stock on the date the SAR is exercised over the fair market value of a share of common stock on the date the SAR is granted.

Restricted Stock and Restricted Stock Unit Awards.

Under the Plan, the Committee may also grant shares of restricted stock. These shares are generally subject to restrictions including, but not limited to, the continued service of the participant during a period as set forth in the award and/or achievement of performance criteria established at the discretion of the Committee. If a participant’s employment or service terminates prior to the completion of the specified employment or service or the attainment of the specified performance objectives, the restricted stock award will lapse and the shares will be returned to us as determined by the Committee. During the restriction period, the restricted stock awarded to a participant will be registered in the participant’s name and held in book-entry form subject to our instructions. During this period, the participant would generally be entitled to vote the shares and, at the Committee’s discretion, earn dividends on these shares.

Under the Plan, the Committee may also grant restricted stock units, or RSUs, which as to each RSU award represent the right to receive at a specified future date, payment equal to the fair market value of the number of shares of common stock specified in such RSU award. Such right to future payment is subject to a risk of forfeiture or other restrictions that lapse upon the achievement of the completion of service and/or the achievement of performance objectives specified in such award, as may be determined by the Committee. Upon or after the achievement of the service completion and/or performance objectives, an RSU may be settled in cash (valued at the fair market value of our common stock on the date the award becomes payable), in common stock, or part in cash and part in common stock.

For awards granted after February 26, 2008, awards of restricted stock and RSUs must vest over a minimum three-year period, except for shares comprising approximately 5% of the shares available for awards under the Plan at the time of the award which may have a shorter restriction period as determined at the discretion of the Committee and for restricted stock or restricted stock unit awards covered as performance awards below.

Performance Awards

The Committee may also grant performance awards under the Plan. A performance award is a grant of a right to receive cash, shares of common stock or a combination thereof, which grant is contingent on the achievement of performance or other objectives during a specified period of not less than one year.

Section 162(m) of the Code requires that performance awards be based upon objective performance measures in order to be deductible if they and other non-performance-based remuneration paid to an executive officer in any year exceeds $1 million. The Committee may designate whether any such award being granted to any participant is intended to be “performance-based compensation” as that term is used in Section 162(m). Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m). The performance measures that may be used by the Committee for such awards shall be based on strategic, financial, net asset or share price performance goals, including without limitation any one or more of the following, as selected by the Committee:

•	earnings and earnings growth, including operating income or net income;

•	earnings before any one or more of interest, taxes, depreciation and amortization;

•	earnings per share or earnings per share from continuing operations;

•	financial measures, including return on investment, invested capital, equity or assets;

•	increases in revenue or cash flow and cash flow from operations;

•	market share or economic value added;

•	total return to stockholders; and

•	strategic business objectives based on working capital efficiency, cost reductions, improvement in cost of goods sold, gross margin or inventory sales ratio.

Performance objectives must include a minimum performance standard below which no payment is made and a maximum performance level above which no further amount of payment is made. Performance measures may vary from participant to participant and between groups of participants. The Committee may adjust the performance measurement and objectives to take into account the effects of extraordinary or unusual items, events or circumstances, provided that no adjustment results in an increase in the affected participant’s compensation for the applicable year. The Committee also may modify the performance measures and thereby reduce the amount payable to a participant at its discretion.

Other Stock-based Awards and Cash Awards

The Committee may grant other awards under the Plan pursuant to which shares of common stock are or may in the future be acquired, or awards denominated in stock units, including awards valued using measures other than the fair market value of shares of common stock consistent with the purposes of the Plan. The Committee also may grant cash-based awards to participants in such amounts and upon such terms, including the satisfaction of specific performance objectives as the Committee may determine. Each cash-based award shall specify a payment amount or payment range, to the extent earned or otherwise payable, as determined by the Committee.

Annual Incentive Awards

The Committee may designate key employees to be eligible to receive an annual incentive award, payable in cash, common stock or a combination of cash and common stock, which shall be earned and payable based on the satisfaction of performance objectives designated by the Committee in such award. The Committee may establish an incentive pool to be allocable, to the extent earned, among participating key employees. Annual incentive awards may include such other terms and conditions as the Committee determines; provided that any annual award to an employee who is or is expected to be a “covered employee” under Section 162(m) shall be subject to performance criteria described above for performance awards. No covered employee shall receive an annual incentive award under the Plan in excess of (i) 50% of any incentive pool established by the Committee and (ii) $3,000,000, and such annual awards to covered employees will be subject to other terms and conditions as the Committee determines necessary to satisfy Section 162(m). The Committee, at its discretion, may reduce amounts otherwise earned or payable under any incentive pool or individual award.

Participant Termination Provisions

Generally, awards made under the Plan are forfeited and will not be paid if such awards or portions thereof remain unvested or subject to restriction or forfeiture as of the date a participant’s employment or service with ACCO Brands ceases (other than in a change of control situation described below), except as follows:

Death or Disability.  Generally, awards of options and SARs become nonforfeitable and will be exercisable for five years following the date of death or disability. Upon death or disability, restricted stock awards and RSUs become unrestricted or nonforfeitable and payable, respectively, and any performance objectives applicable to the awards are deemed satisfied at the target level of performance. Similarly, upon death or disability prior to the end of a performance period, performance awards become immediately payable based on the deemed satisfaction of the applicable performance objectives at the target level of performance.

Retirement.  Generally, awards of options and SARs become nonforfeitable and will be exercisable for five years following the date of retirement (as defined in the Plan). A prorated portion of a restricted stock award or an RSU becomes unrestricted or nonforfeitable and payable, respectively, in the event of retirement based on the period of restriction through the date of retirement, and any performance objectives applicable to the awards for the prorated period are deemed satisfied at the target level of performance. For performance awards, a participant will be entitled to payment under an outstanding performance award at such time and in such amount as would have been earned and payable under such performance award had the participant continued his or her employment or service through the last day of the applicable performance period.

Involuntary Termination Without Cause.  A prorated portion of a restricted stock award or an RSU will become unrestricted or nonforfeitable and payable, respectively, in the event of a participant’s termination without cause (as defined in the Plan) on or after the first anniversary of the date of the award based on the period of restriction through the date of involuntary termination, and any performance objectives applicable to the awards for the prorated period are deemed satisfied at the target level of performance. A prorated portion of a performance award will become immediately payable in the event of a participant’s termination without cause on or after the first anniversary of the date of the award based on the period of restriction through the date of involuntary termination, and any performance objectives applicable to the award for the prorated period are deemed satisfied at the target level of performance.

Adjustments

In the event of a corporate transaction involving ACCO Brands (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust outstanding awards as it deems appropriate to maintain the benefits or potential benefits of the awards.

Change in Control

Generally, upon a change-in-control of ACCO Brands (as defined in the Plan) all outstanding options and stock appreciation rights will become fully exercisable. Unless otherwise determined by the Committee and to the extent not replaced by a replacement award of the same type upon a change in control (a) all restricted stock and RSUs will become immediately unrestricted in the case of restricted stock, and nonforfeitable and payable in the case of RSUs, and (b) all performance awards will become payable in full, with the performance objectives applicable to such award deemed satisfied at the maximum level of performance. In the event replacement awards are made in connection with a change in control, if the employment or service of a participant is involuntarily terminated by ACCO Brands or its successor without cause (as defined in the Plan) or voluntarily terminated for good reason (as defined in the Plan) in connection with or during the two-year period after the change-in-control, the accelerated vesting and nonforfeiture provisions described above would apply upon such termination to the affected participant’s replacement awards.

Amendment and Termination

With certain exceptions requiring stockholder approval, our Board of Directors may, at any time, amend, suspend or terminate the Plan provided that no such amendment, suspension or termination may adversely affect the rights of any participant or beneficiary under any award granted under the plan prior to the date such amendment, suspension or termination is adopted by the Board of Directors in the absence of written consent to the change by the affected participant.

Tax Consequences

The following is a brief summary of the principal federal income tax consequences of stock option awards under the Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

Nonqualified Stock Options.  A participant who receives a nonqualified option does not recognize taxable income upon the grant of the option, and we are not entitled to a tax deduction. The participant will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the participant subject to applicable withholding requirements. We generally are entitled to a tax deduction in an amount equal to the amount taxable to the participant as ordinary income in the year the income is taxable to the participant. Any appreciation in value after the time of exercise will be taxable to the participant as capital gain and will not result in a deduction by ACCO Brands.

Incentive Stock Options.  A participant who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and we are not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the participant in the year of exercise. We will not be entitled to a deduction with respect to any item of tax preference.

A participant will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the participant will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the participant must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the participant as a long-term or short-term capital gain, depending on how long the option shares were held. We generally are entitled to a deduction in computing our federal income taxes for the year of disposition in an amount equal to any amount taxable to the participant as ordinary income.

Grants of Awards Under the Plan

Since our Board of Directors approved the proposed amendment to the Plan on February 27, 2008, certain of our officers and directors have received awards under the Plan; however, none of the shares included in the proposed amendment are to be used for these awards.

Equity Compensation Plan Information

The following table gives information, as of December 31, 2007, about our common stock that may be issued upon the exercise of options and other equity awards under all compensation plans under which equity securities are reserved for issuance.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
	and rights	and rights	column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	4,509,701	$18.63	1,382,314(2)
Equity compensation plans not approved by security holders	—	—	—

Total	4,509,701	$18.63	1,382,314

(1)	This number includes 1,926,415 common shares that were subject to issuance upon the exercise of stock options granted under the Plan, and 2,583,286 common shares that were subject to issuance upon the exercise of stock options pursuant to the Company’s 2005 Assumed Option and Restricted Stock Unit Plan. The weighted average exercise price in column (b) of the table reflects all such options.

(2)	These are shares available for grant as of December 31, 2007 under the Plan pursuant to which the compensation committee of the Board of Directors may make various stock-based awards including grants of stock options, restricted stock, restricted stock units and performance share units. In addition to these shares, the following shares may become available for grant under the Plan and, to the extent such shares have become available as of December 31, 2007, they are included in the table as available for grant: (i) shares covered by outstanding awards under the Plan that were forfeited or otherwise terminated and (ii) shares that are used to pay the exercise price of stock options and shares used to pay withholding taxes on equity awards generally.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proxy Item 4)

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008. The Audit Committee and the Board of Directors recommend that you ratify this appointment. In line with this recommendation, the Board of Directors intends to introduce the following resolution at the Annual Meeting (designated as Item 4):

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for this Company for the year 2008 is ratified.”

A member of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting to make a statement if he or she desires, and will respond to appropriate questions that may be asked by stockholders.

The Board of Directors recommends that you vote FOR Item 4.

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed of directors that are “independent” as defined under the New York Stock Exchange corporate governance listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee has a written charter that has been approved by the Board of Directors. A copy of the charter is available on our website at www.accobrands.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm for 2007, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, the Company’s audited financial statements for the year ended December 31, 2007 and reports on the effectiveness of internal controls over financial reporting as of December 31, 2007 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including a discussion of the reasonableness of significant judgments and clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management the disclosures made in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent registered accounting firm their independence from the Company, including the matters in the letter provided to the Audit Committee by the independent registered public accounting firm as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has considered the compatibility of non-audit services with the auditor’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their integrated audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Audit Committee also has approved the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

February 26, 2008

Members of the Audit Committee

G. Thomas Hargrove (Chairperson)
George V. Bayly
Robert H. Jenkins
Robert J. Keller

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Audit and Non-Audit Fees

Our independent registered public accounting firm during the 2006 and 2007 fiscal years was PricewaterhouseCoopers LLP. The following table summarizes the fees paid or payable by ACCO Brands to PricewaterhouseCoopers for services rendered during 2006 and 2007:

	2006	2007

Audit fees	$3,644,000	$3,226,000
Audit-related fees	6,000	3,000
Tax fees	301,000	275,000
All other fees	34,000	18,000

Total	$3,985,000	$3,522,000

Audit fees include fees for the audit of our annual financial statements, the review of the effectiveness of the Company’s internal control over financial reporting, the review of our financial information included in our Form 10-Q quarterly reports filed with the SEC and services performed in connection with other statutory and regulatory filings or engagements. Fees for audit-related services were principally related to work in connection with the audit of employee benefit plans. The tax services provided during both 2006 and 2007 primarily included domestic and international tax compliance work, and tax planning. All other fees for 2006 and 2007 were principally for various minor advisory work.

Approval of Audit and Non-Audit Services

All PricewaterhouseCoopers LLP services to the Company were approved in advance by the Audit Committee. The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the registered public accounting firm’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes pre-set spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of pre-set spending limits, must be pre-approved by either the Audit Committee or by the Chairman of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chairman of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above for services provided to ACCO Brands under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to the Company’s pre-approval policies and procedures.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Therefore, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a formal written policy which requires the Company’s Audit Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s directors or executive officers had, has or will have a direct or indirect material interest. After its review the Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. The Committee has also directed the Company’s General Counsel and internal audit department to review the Company’s compliance with this policy on at least an annual basis.

During 2007, the Company was not involved in any transaction of the type the Committee would need to review.

CERTAIN INFORMATION REGARDING SECURITY HOLDINGS

The table below sets forth the beneficial ownership of ACCO Brands’ common stock as of March 1, 2008. The table sets forth the beneficial ownership by the following individuals or entities:

•	each person known to us that owns more than 5% of the outstanding shares of our common stock;

•	the named executive officers;

•	our directors; and

•	all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned, subject to applicable community property laws. As of March 1, 2008, 54,122,331 shares of ACCO Brands’ common stock were outstanding. In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to options held by that person that are currently exercisable or that are exercisable within 60 days of March 1, 2008 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
			Number of	Number of
	Number of		Shares Subject	Shares Subject
Name	Shares		to Options(1)	to RSUs(2)	Total	Percent

Ariel Capital Management, LLC 200 E. Randolph Drive Suite 2900 Chicago, Illinois 60601	8,098,864	(3)	—	—	8,098,864	14.96%
Breeden Capital Management, LLC 100 Northfield St. Greenwich, CT 06830	5,239,000	(4)	—	—	5,239,000	9.7
Sasco Capital, Inc. 10 Sasco Hill Road Fairfield, CT 06824	3,504,736	(5)	—	—	3,504,736	6.5
Morgan Stanley 1585 Broadway New York, NY 10036	4,745,077	(6)	—	—	4,745,077	8.8
FMR LLC 82 Devonshire St. Boston, MA 02109	5,294,707	(7)	—	—	5,294,707	9.8
Wells Fargo & Company 420 Montgomery St. San Francisco, CA 94163	2,866,894	(8)	—	—	2,866,894	5.3
Keeley Asset Management Corp. 401 South LaSalle St. Chicago, IL 60605	3,011,392	(9)	—	—	3,011,392	5.6
Wellington Management Company, LLP 75 State St. Boston, MA 02109	4,413,943	(10)	—	—	4,413,943	8.2
David D. Campbell	40,977	(11)	862,113	—	903,090	1.6
George V. Bayly	—		25,000	7,290	32,290	*
Duane L. Burnham	2,000		—	1,577	3,577	*
Dr. Patricia O. Ewers	1,472		—	7,290	8,762	*
G. Thomas Hargrove	10,000		15,000	7,290	32,290	*
Robert H. Jenkins	—		—	3,207	3,207	*
Robert J. Keller	—		—	7,290	7,290	*
Pierre E. Leroy	6,467		—	7,290	13,757	*
Gordon R. Lohman	352		—	7,290	7,642	*
Norman H. Wesley	29,671		—	7,290	36,961	*
Neal V. Fenwick	26,430	(12)	196,890	—	223,320	*
Dennis L. Chandler	2,559	(13)	193,369	—	195,928	*
Kriss A. Kirchhoff	—		2,000	—	2,000	*
John E. Turner	22,004	(14)	118,332	—	140,336	*
Mark C. Anderson	—		—	—	—	—
David L. Kaput	—		—	—	—	—
Steven Rubin	19,571	(15)	64,915	—	84,486	*
Boris Elisman	3		68,874	—	68,877	*
Thomas P. O’Neill, Jr.	7,041	(16)	15,333	—	22,374	*
All directors and executive officers as a group (19 persons)	168,547		1,561,826	55,814	1,786,187	3.2%

*	Less than 1%

(1)	Indicates the number of shares of ACCO Brands common stock issuable upon the exercise of options exercisable within 60 days of March 1, 2008.

(2)	Indicates the number of shares subject to vested restricted stock units (RSUs), which represent the right to receive one share of the Company’s common stock upon cessation of service as a member of the Board of Directors or a change in control of the Company.

(3)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2008 by Ariel Capital Management, LLC. Of these shares Ariel Capital Management has sole voting power over 6,413,359 shares and sole dispositive power over 8,090,509 shares.

(4)	Based on a Schedule 13D filed with the SEC on May 29, 2007 by Breeden Capital Management, LLC (“BCM”), entities affiliated with BCM and Richard C. Breeden, who is the managing member of BCM. BCM has shared voting power and dispositive power with respect to all shares shown.

(5)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2008 by Sasco Capital, Inc. Of these shares Sasco Capital has sole voting power over 1,882,245 shares and sole dispositive power over all of the shares.

(6)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2008. Of these shares Morgan Stanley has sole voting power over 4,555,228 shares and sole dispositive power over all of the shares.

(7)	Based solely on a Schedule 13G filed with the SEC on February 14, 2008, by FMR LLC and affiliated persons. Of these shares FMR LLC has sole voting power over 2,079 shares and sole dispositive power over all the shares.

(8)	Based solely on a Schedule 13G filed with the SEC on February 1, 2008 by Wells Fargo & Company on its own behalf and on behalf of certain subsidiaries. Of these shares, Wells Fargo & Company has sole voting power over 2,841,050 shares and sole dispositive power over 2,833,924 shares.

(9)	Based solely on a Schedule 13G filed with the SEC on February 14, 2008 by Kelley Asset Management Corp. Of these shares, Keeley Asset Management Corp. has sole voting power over 2,814,077 shares and sole dispositive power over all shares.

(10)	Based solely on a Schedule 13G filed with the SEC on February 14, 2008 by Wellington Management Company, LLP. Wellington Management Company, LLP does not have sole voting or dispositive power over any of the shares.

(11)	Includes 5,297 shares owned by Mr. Campbell through our 401(k) plan and 30,000 shares held for the benefit of his children.

(12)	Includes 430 shares owned by Mr. Fenwick’s wife and 1,000 shares held for the benefit of his children.

(13)	Includes 256 shares owned by Mr. Chandler through our 401(k) plan.

(14)	Includes 494 shares owned by Mr. Turner through our 401(k) plan.

(15)	Includes 1,215 shares owned by Mr. Rubin through our 401(k) plan.

(16)	Includes 2,041 shares owned by Mr. O’Neill through our 401(k) plan.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

What governs stockholder proposals and nominations?

Our By-laws contain procedures for stockholder nominations of directors and for stockholder proposals to be properly presented before annual stockholder meetings. In addition, Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”) contains requirements that must be followed in order to have a proposal included in our proxy statement.

Who can make a nomination?

According to our By-laws, any record owner of stock at the time of giving notice of a nomination proposal who is entitled to vote at the meeting may nominate one or more persons for election as a director at an annual meeting of stockholders or at any special meeting of stockholders in which directors are to be elected. With respect to annual meetings, to be timely, a stockholder must deliver written notice to the Secretary of ACCO Brands at least 120 days prior to the first anniversary of the preceding year’s annual meeting.

How do I go about making a nomination?

If you are a record owner of stock and you wish to make a nomination at an annual meeting, you must notify the Secretary, in writing, of your intent to make a nomination. Written notice must be delivered by January 12, 2009 with respect to nominations for the 2009 Annual Meeting, and it must contain the information required by Rule 14a-8 under the Exchange Act. Such information includes but is not limited to:

•	the names and addresses of you and any other stockholder who intends to appear in person or by proxy to make the nomination, and the name and address of the person(s) to be nominated;

•	a description of all arrangements or understandings between you and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made;

•	any other information regarding each of your proposed nominees that would be included in a proxy statement; and

•	the consent of each nominee to serve if elected.

Who can make a proposal?

According to our By-laws, a proposal or other business to be considered at an annual meeting of stockholders can be made by a person who is a stockholder of record.

How do I go about making a proposal?

If you are a record owner of stock and you wish to make a proposal at an annual meeting, you must notify the Secretary, in writing, of your intent. You must deliver your written notice at least 120 days before the first anniversary of the preceding year’s annual meeting, that is, by January 12, 2009 for the 2009 Annual Meeting, and it must include, among other things:

•	a brief description of the business to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest that you or the beneficial owners, if any, on whose behalf you are making the proposal may have in the business;

•	your name and address, and the names and addresses of the beneficial owners, if any, on whose behalf you are making the proposal, as they appear on our books; and

•	the class and number of shares of our stock that are owned beneficially and of record by you and the beneficial owners.

Stockholders who wish to have a proposal included in our proxy statement and form of proxy must comply with the applicable requirements of the Exchange Act, as well as its rules and regulations.

Such stockholders also have the benefit of the rights provided by Rule 14a-8 of the Exchange Act. In order to be eligible under Rule 14a-8 for inclusion in our proxy statement and accompanying proxy at the next annual meeting of stockholders, stockholder proposals must be received by ACCO Brands on or before December 2, 2008.

A copy of the By-law provisions summarized above is available upon written request to Mr. Steven Rubin, Senior Vice President, General Counsel and Secretary, ACCO Brands Corporation, 300 Tower Parkway, Lincolnshire, Illinois 60069. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination has been properly made.

MISCELLANEOUS

The Company will bear the expense of soliciting proxies for this meeting, including mailing costs of the Notice. In addition to mailing copies of the Notice and mailing copies of this Proxy Statement and related material to requesting stockholders, we will request that persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others, to forward copies of these materials to the beneficial owners of our stock, and to request the authority to execute the proxies. In order to assure that there is sufficient representation at the meeting, our officers and regular employees may request the return of proxies by telephone, facsimile, or in person. In addition, we have retained Innisfree M&A Incorporated to aid in soliciting proxies for a fee not to exceed $50,000 plus their reasonable out-of-pocket expenses. Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay or vote their proxies by telephone or through the Internet. Prompt response is helpful, and your cooperation will be appreciated.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Notice or, as applicable, one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our Notice or, as applicable, one annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive a Notice, we will send a copy to you if you call Ms. Jennifer Rice, Vice President — Investor Relations at (847) 484-3020, or write her at ACCO Brands Corporation, 300 Tower Parkway, Lincolnshire, IL 60069.

If you and other residents at your mailing address are registered stockholders and you receive more than one copy of the Notice or, as applicable, the annual report and proxy statement, but you wish to receive only one copy, you must request, in writing, that ACCO Brands eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to Wells Fargo Shareowner Services, Attn: Proxy Dept., 161 N. Concord Exchange Street, St. Paul, MN 55075 or call (in the United States) 1-800-468-9716.

Other Matters

ACCO Brands knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, people named in the enclosed proxy will vote the shares they represent in accordance with the recommendation of the Board of Directors.

March 31, 2008

By order of the Board of Directors

Steven Rubin
Senior Vice President, General Counsel
and Secretary

A copy of ACCO Brands’ Annual Report on Form 10-K as filed with the SEC for its last fiscal year, including any financial statements and financial statement schedules to the Form 10-K, will be made available to stockholders without charge, upon written request to Ms. Jennifer Rice, Vice President, Investor Relations, ACCO Brands Corporation, 300 Tower Parkway, Lincolnshire, Illinois 60069.

A copy of the Form 10-K will also be made available on the ACCO Brands’ website at www.accobrands.com. Additionally, the ACCO Brands’ Audit Committee Charter, Compensation Committee Charter, Corporate Governance and Nominating Committee Charter, Code of Business Conduct and Ethics and Corporate Governance Guidelines are available free of charge in the Investor Relations section of the ACCO Brands website, or in print upon request by any stockholder to Ms. Rice at the address noted above.

Appendix A-1

ARTICLE VII

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. A director need not be a stockholder. The election of directors of the Company need not be by ballot unless the By-laws so require.

At each annual meeting of stockholders beginning with the 2008 annual meeting of stockholders, directors shall be elected for a term of office to expire at the next annual meeting of stockholders; provided, however, that any director who prior to the 2008 annual meeting of stockholders was elected to a term that continues beyond the date of the 2008 annual meeting of stockholders shall continue in office for the remainder of his or her elected term. Each director shall hold office until such director’s successor is duly elected and qualified or until his or her earlier death, resignation or removal. Successors of the directors whose terms expire at an annual meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting.

Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, provided, however, that a successor appointed to fill any vacancy on the Board of Directors due to the death, resignation, retirement, disqualification, removal from office or other cause of a director who prior to the 2008 annual meeting of stockholders was elected to a term that continues beyond the date of the 2008 annual meeting of stockholders shall hold office for the remainder of such term. Each director appointed to fill a vacancy or a newly created directorship shall hold office until such director’s successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding capital stock of the Company (the “Capital Stock”) entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, provided, however, that any director who prior to the 2008 annual meeting of stockholders was elected to a term that continues beyond the 2008 annual meeting of stockholders may be removed at any time during such term, but only for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class.

No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Company shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

A-1-1

Appendix A-2

ARTICLE VII

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board, ~~provided, however, that prior to the annual meeting of stockholders to be held in 2008, any resolution to fix the number of directors in a number greater than 9 directors shall require the approval of at least 80% of the directors then in office.~~ A director need not be a stockholder. The election of directors of the Company need not be by ballot unless the By-laws so require.

~~The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2006, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2007, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2008. Members of each class shall hold office until their successors are duly elected and qualified. At each annual meeting of the stockholders of the Company, commencing with the 2006 annual meeting, the successors of the class of~~ At each annual meeting of stockholders beginning with the 2008 annual meeting of stockholders, directors shall be elected for a term of office to expire at the next annual meeting of stockholders; provided, however, that any director who prior to the 2008 annual meeting of stockholders was elected to a term that continues beyond the date of the 2008 annual meeting of stockholders shall continue in office for the remainder of his or her elected term. Each director shall hold office until such director’s successor is duly elected and qualified or until his or her earlier death, resignation or removal. Successors of the directors whose ~~term expires at that~~ terms expire at an annual meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting ~~to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.~~

Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders ~~at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified,~~ provided, however, that ~~prior to the annual meeting of stockholders to be held in 2008,~~ a successor appointed to fill any vacancy on the Board of Directors ~~resulting from~~due to the death, resignation, retirement, disqualification, removal from office or other cause of a~~“GBC Director” shall be filled and shall require the vote of at least 80% of the directors then in office. (For purposes of this Article VII, a “GBC Director” shall mean any director named by the Board of Directors of General Binding Corporation (“GBC”) pursuant to the terms of the Agreement and Plan of Merger, dated as of March 15, 2005, by and among Fortune Brands, Inc., the Company, Gemini Acquisition Sub, Inc. and GBC, and any successor of a GBC Director who is appointed to succeed a GBC Director pursuant to the terms of this sentence.) No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.~~director who prior to the 2008 annual meeting of stockholders was elected to a term that continues beyond the date of the 2008 annual meeting of stockholders shall hold office for the remainder of such term. Each director appointed to fill a vacancy or a newly created directorship shall hold office until such director’s successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, ~~but only for~~ with or without cause ~~and~~ ,

A-2-1

but only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding capital stock of the Company (the “Capital Stock”) entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, provided, however, that any director who prior to the 2008 annual meeting of stockholders was elected to a term that continues beyond the 2008 annual meeting of stockholders may be removed at any time during such term, but only for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class.

No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Company shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

A-2-2

Appendix B

AMENDMENT
OF
AMENDED AND RESTATED
ACCO BRANDS CORPORATION
2005 INCENTIVE PLAN

This Amendment (“Amendment”) of the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan (“Plan”) is adopted effective February 28, 2008, subject to approval by a majority of the voting stockholders at the first annual meeting of stockholders occurring after the date hereof.

1. The first sentence of Section 4(a) of the Plan is deleted in its entirety and replaced as follows:

“(a) The total number of shares of Common Stock that may be issued pursuant to Awards made under the Plan, including Incentive Stock Options, is 6,703,000 shares (including shares authorized under the Plan prior to the Effective Date).”

2. Section 7(d)(i) of the Plan is deleted in its entirety and replaced as follows:

‘‘(i) Subject to the provisions of the Plan and the applicable Restricted Stock Award, during the period established by the Committee commencing on the date of such Award and ending on the date that all restrictions under the Award lapse (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock. Upon the lapse of the Restriction Period with respect to any Restricted Stock without a forfeiture thereof (in whole or in part), ACCO’s transfer agent will be notified that the transfer of such Restricted Stock shall no longer be subject to the terms, conditions and restrictions under the Award. For the purpose of an Award of Restricted Stock Units, the “Restriction Period” shall be the period commencing on the date of the Award and ending on the date that the Award Participant satisfies all terms and conditions for which the Award becomes nonforfeitable (in whole or in part). Notwithstanding the foregoing, the Restriction Period for Awards of Restricted Stock and Restricted Stock Units shall be for a period ending not earlier than the third anniversary of the date of the Award, except (A) for Performance Awards granted pursuant to, and governed by, Section 8 of the Plan, (B) for Awards, in the aggregate, for such number of shares of Common Stock not exceeding 5% of the available shares for Award under the Plan at the time of the Award, and (C) as otherwise specifically provided in the following subsections of this Section 7(d) of the Plan.”

3. Section 7(d)(iv) of the Plan is deleted in its entirety and replaced as follows:

“(iv) Except as otherwise determined by the Committee (other than to reduce the one-year period below), upon termination of a Participant’s employment or service with the Company during the Restriction Period by reason of the Participant’s Retirement, or the involuntary termination of the Participant’s employment or service by the Company without Cause occurring on or after the first anniversary of the date of the Award, a prorated portion of the shares of Restricted Stock under each such Award shall become unrestricted, and a prorated portion of the shares of Common Stock represented by Restricted Stock Units under each such Award shall become nonforfeitable and payable, with such proration to be based on the portion of the Restriction Period elapsed through the date of Retirement or involuntary termination, and for this purpose any performance objectives applicable to such Award shall be deemed satisfied at the target level of performance; as of Retirement or such involuntary termination, the remaining portion of such Award that does not become unrestricted or nonforfeitable pursuant to this Section 7(d)(iv) shall be forfeited and terminate.”

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4. Section 8(f) of the Plan is deleted in its entirety and replaced as follows:

“(f) Except as otherwise determined by the Committee (other than to reduce the one-year period below), if prior to the end of a Performance Period a Participant’s employment or service with the Company terminates by reason of the Participant’s involuntary termination of employment or service by the Company without Cause occurring on or after the first anniversary of the date of the Award, the Participant shall be entitled to an immediate prorated payment with respect to each outstanding Performance Award, with such proration to be based on the portion of the Performance Period elapsed through the date of involuntary termination, and for this purpose the performance objectives applicable to such Award shall be deemed satisfied at the target level of performance; as of such involuntary termination, the portion of such Award which is not then payable pursuant to this Section 8(f) shall be forfeited and terminate.”

5. The Plan is hereby ratified, affirmed and continued, as amended hereby.

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VOTE BY INTERNET — w w w .proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ACCO BRANDS CORPORATION 300 TOW ER PARK W AY ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COM M UNICATIONS If you would like to reduce the costs incurred by ACCO Brands Corporation in LINCOLNSHIRE, IL 60069 mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY M AIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ACCO Brands Corporation c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ACCOB1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXYC ARD IS VALID ONLYW HEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ACCO BRANDS CORPORATION For Withhold For A ll To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THE DIRECTORS RECOM M END A VOTE “ FOR” ITEM S 1, 2, 3 number(s) of the nominee(s) on the line below. AND 4. Vote On Directors 0 0 0 1. To elect as Directors of ACCO Brands Corporation the nominees listed below. 01) Norman H. Wesley 02) Robert J. Keller 03) Robert H. Jenkins For Against Abstain V ote On Proposals 2. Proposal to approve the amendment to the Restated Certificate of Incorporation of ACCO Brands Corporation regarding the declassification of the 0 0 0 Board of Directors. 3. Proposal to approve the amendment to the Amended and Restated 2005 Incentive Plan to increase the number of shares authorized for issuance and to effect certain other minor amendments to the plan. 0 0 0 4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for ACCO Brands Corporation 0 0 0 in 2008. 5. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy w ill be voted FOR the election of directors and Items 2, 3 and 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) on proxy. If held in joint tenancy, all persons should sign. Yes No Please indicate if you plan to attend this meeting. 0 0 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com. ACCO BRANDS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCK HOLDERS M ay 13, 2008 The stockholder(s) hereby appoint(s) Neal V. Fenwick and Thomas P. O’Neill, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ACCO Brands Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m., CDT, on May 13, 2008, at the Arboretum Golf Club, 401 W. Half Day Road, Buffalo Grove, Illinois, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, W ILL BE VOTED AS DIRECTED BY THE STOCK HOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. PLEASE MARK , SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE